Exhibit 10.23

LEASE

BY AND BETWEEN SAGA LIMITED PARTNERSHIP,
A MARYLAND LIMITED PARTNERSHIP
AND
MARYLAND ECONOMIC DEVELOPMENT CORPORATION,
A BODY POLITIC AND CORPORATE AND CONSTITUTED AS A
PUBLIC INSTRUMENTALITY OF THE STATE OF MARYLAND

DATED JANUARY 18, 1995

TABLE OF CONTENTS

Section	Caption
Section 1	Definitions
Section 2	Demise Of Premises
Section 3	Rent
Section 4	Late Payments
Section 5	Intentionally Omitted
Section 6	Inspection Of Books/Records
Section 7	Extension
Section 8	Utilities
Section 9	Taxes
Section 10	Additions To The Building
Section 11	Common Areas
Section 12	Tenant Ti Work
Section 13	Restrictions On Use
Section 14	Services, Installation, Repairs, And Maintenance By Tenant
Section 15	Repairs By Landlord
Section 16	Force Majeure
Section 17	Surrender Of Premises
Section 18	Vacating Or Abandoning The Premises Or Personal Property
Section 19	Quiet Enjoyment
Section 20	Indemnification And Waiver Of Claim
Section 21	Insurance Of Tenant
Section 22	Insurance Of Landlord
Section 23	Effect On Insurance
Section 24	Total Or Partial Destruction Of Premises
Section 25	Alterations
Section 26	Mechanics’ Lien
Section 27	Breach Or Default
Section 28	Effect Of Breach
Section 29	Access By Landlord
Section 30	Assignment And Subletting
Section 31	Condemnation
Section 32	Execution Of Estoppel Certificate
Section 33	Non-Disturbance, Subordination And Attornment
Section 34	Signs And Advertising
Section 35	Rules And Regulations
Section 36	Parking Spaces
Section 37	Purchase Option/Right Of First Refusal
Section 38	Expansion
Section 39	Environmental Indemnification/Representation
Section 40	Accord And Satisfaction
Section 41	No Partnership

Section 42	Holding Over
Section 43	Recordation
Section 44	Waivers/Brokerage Commission
Section 45	Remedies For Landlord
Section 46	Table Of Contents; Captions
Section 47	Notices
Section 48	Applicable Law
Section 49	Successors And Included Persons
Section 50	Waiver Of Trial By Jury
Section 51	Rights Of And Claims Against Landlord
Section 52	Calculation Of Time
Section 53	Severability; Reduction Of Charges
Section 54	Counterparts
Section 55	Total Agreement
Section 56	No Merger
Section 57	Time Of The Essence/Good Faith And Fair Dealing
Section 58	Commercial Purpose
Section 59	Abatement Of Rent Relating To Unsubleased Space
Section 60	Repayment Of “Abated” Rent
Section 61	Limitation Of Tenant Liability
Section 62	Vacating Of Office Space By The Belt’s Corporation

LEASE AGREEMENT

THIS LEASE (this “Lease”) is made as of the 18th day of January, 1995, by and between SAGA LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as “Landlord”) and MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and constituted as a public instrumentality of the State of Maryland (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, Landlord is the fee simple owner of the Property (as hereinafter defined), and the Building (as hereinafter defined) and desires to lease space therein; and

WHEREAS, Tenant has agreed to perform certain improvements to the Building and to lease the Premises (as hereinafter defined) within the Building for sublease to one or more third parties, all for the purpose of providing affordable laboratory space and accessory office space to various emerging business enterprises to encourage the growth of the medical research industry in the State of Maryland; and

WHEREAS, the parties desire to enter into this Lease in order to define and carry out their respective rights, duties, and liabilities relating to the Property, the Building and the Premises.

NOW, THEREFORE, WITNESSETH in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

SECTION 1
DEFINITIONS

For the purposes of this Lease, Landlord and Tenant hereby agree that the following terms shall have the indicated meanings:

Additional Rent:  all sums of money or charges required to be paid by Tenant under this Lease other than Annual Rent, whether or not such sums or charges are designated “Additional Rent”.

Annual Rent:  The sum of $6.82 per square foot per annum multiplied by the actual square footage of the leased Premises during the first three (3) years of the Original Term and the amount during the remaining years of the Original Term and any Extension Term as set forth in Section 3.

Assignment:  any assignment, transfer, mortgage, or encumbrance, whether voluntarily, non-voluntarily, or by operation of law, of Tenant’s interest in this Lease, or such other events determined to be Assignments pursuant to Section 30.

Bondholder:  Whiting-Turner Contracting Company whose address is 300 E. Joppa Road, Towson, Maryland 21204.

Building:  the building located on the Property and known as 2001 Aliceanna Street, Baltimore, Maryland 21231-2001, consisting of 184,962 square feet, more or less, as measured in accordance with BOMA standards.

Common Areas:  those portions of the Property which Landlord may from time to time designate for Tenant’s and any Subtenant’s non-exclusive use, which may include parking areas, if any, as designated in Exhibit F; and any other areas so provided by Landlord but excluding any areas included in any other lease or part of the Premises specifically limited for use by one or more other designated party.

Environmental Requirements:  any federal, state or local law, statute, ordinance or regulation, or decree or administrative order or desire or other agreement or restriction, whether public or private (including but not limited to any condition or requirement imposed by any insurer or surety company), now existing or hereafter created, issued or enacted and all amendments thereto, modifications thereof and substitutions therefor, which in any way pertains to human health, safety or welfare, Hazardous Materials, Hazardous Materials contamination or the environment (including but not limited to ground, air, water or noise pollution or contamination, and underground or above ground tanks).

Extension Terms:  (a) a period of six and one-half (6 ½) years commencing upon the expiration of the Original Term (“First Extension Term”); (b) a period of five (5) years commencing upon the expiration of the First Extension Term (“Second Extension Term”); and (c) a period of five (5) years commencing upon the expiration of the Second Extension Term (“Third Extension Term”).

Hazardous Materials:  Including, but is not limited to, asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or other similar designations under any Hazardous Material Law, including but not limited to, the Resource Conservation and Recovery Act (the Solid Waste Disposal Act), 42 U.S.C. §6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Occupational Safety and Health Act, 29 U.S.C. §655 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §136 et seq. and any other present or future local, state, federal or international law, treaty, statute, ordinances, rules, regulations, advisories and guidelines relating to public health, safety, or the environment, and any and all amendments, regulations, orders, decrees, permits, licenses, or deed restrictions now or hereafter promulgated thereunder (collectively referred to as the “Environmental Laws”).

Landlord:  SAGA Limited Partnership, a Maryland Limited Partnership.

Landlord’s Address:  2001 Aliceanna Street, Baltimore, Maryland 21231-2001, Attn: S.A. “Skip” Brown, III.

Landlord’s Mortgagee:  the beneficiary of any mortgage or deed of trust.

Landlord’s Telecopier Number:  (410) 675-2399.

Lease Commencement Date:  Sixty (60) days following the date this Lease is fully executed by the parties.

MIDFA:  Maryland Industrial Development Financing Authority, a ______________________.

Monthly Installment of Annual Rent:  At lease inception, Seventeen Thousand and Fifty Dollars ($17,050.00).  Being one-twelfth (1/12th) of the Annual Rental as set forth in Section 3.

Mortgage:  any mortgage, deed of trust, ground lease or security agreement affecting the Property, or, any part thereof, at any time, including, but not limited to, a certain Deed of Trust dated as of November 1, 1992, executed by Landlord in favor of certain named trustees for the benefit of the Maryland National Bank, recorded among the Land Records of Baltimore City, Maryland at Liber_______, Folio________.

Normal Business Hours:  the hours from 8:30 a.m. to 5:00 p.m., Monday through Friday, except legal holidays.

Notices:  all notices, requests, demands, or other communications which may be or are required or permitted to be served or given under this Lease.

Option Space:  50,000 square feet of space, more or less, within the Building, which is the space that Tenant has the option to lease hereunder, and which is outlined in Exhibit A, and such other space as Tenant has the right to lease pursuant to any rights granted to Tenant under Section 38, infra.

Original Term:  commencing March 19, 1995 and continuing for a period of approximately six and one-half (6 ½) years from the Rental Commencement Date, and ending at 5:00 p.m. on December 31, 2001.

Parking Spaces:  Fifty (50) parking spaces as shown on Exhibit B shall be made available by Landlord for Tenant’s and any Subtenant’s non-exclusive use.

Premises:  initially consisting of 30,000 square feet, more or less, within the Building, which is the space to be leased by Tenant hereunder and outlined in Exhibit C (hereinafter called the “Original Space”), which may be increased from time to time by the incorporation of the Option Space in accordance with options/rights granted to Tenant.  The actual square footage of the Premises shall be measured in accordance with BOMA standards, and the parties hereto agree to execute confirmatory statements (prior to lease commencement and in the event the square footage increases due to Tenant’s exercise of any option rights contained herein) to record in writing the actual square footage contained in the leased Premises.

Property:  all that tract or parcel of land owned by Landlord situate in Baltimore City, Maryland consisting of approximately 3.304 acres, more or less, and more particularly described in Exhibit D.

Rent:  all Annual Rent, Monthly Installments of Annual Rent, and Additional Rent payable by Tenant to Landlord under this Lease.

Rental Commencement Date:  The earlier of (a) the completion of the Osiris Work (as defined herein) or (b) July 1, 1995.

Sublease:  any sublease or agreement to sublet executed by and between the Tenant and any third party or parties for all or a portion of the Premises, as the same may be amended, revised or otherwise modified from time to time, which sublease or agreement to sublet shall be substantially in the form of Exhibit H attached hereto and incorporated herein by reference.  Any material change in the form of any sublease which affects or may affect Landlord’s rights under the sublease, shall first be approved by Landlord.

Subtenant:  any Subtenant under a Sublease.

Taxes:  all taxes, assessments, and governmental charges of any kind and nature whatsoever levied or assessed against the Property, Building or Premises.

Tenant:  Maryland Economic Development Corporation, a body politic and corporate and constituted as a public instrumentality of the State of Maryland or any permitted assignee under Section 30.

Tenant’s Address:  36 South Charles Street, Suite 1911, Baltimore, Maryland 21201, Attn: Hans F. Mayer, Executive Director.

Tenant’s Building Work:  all those improvements and allocations to be performed by Tenant to the shell, structure, building systems, roof, interior and exterior of the Building in accordance with the plans and specifications prepared by Gaudreau, Inc., Kibart, Inc. and Faissant Associates, Inc. dated September 16, 1994, as more particularly described on Exhibit E.

Tenant’s Telecopier Number:  (410) 625-1848.

Tenant TI Work:  all those improvements and renovations to the Premises to be performed by Tenant from time to time during the Term to renovate and/or build-out the Premises for medical laboratory and accessory office use including but not limited to those improvements and renovations shown on the plans and specifications prepared by Gaudreau, Inc., Kibart, Inc. and Faissant Associates, Inc. dated September 16, 1994 as well as any other improvements or renovations as more particularly described on Exhibit E (hereinafter referred to as the “Osiris Work”).

Tenant’s Pro Rata Share:  the percentage equivalent to a fraction having as its numerator the number of net rentable square feet in the Premises and its denominator the number of square feet of net rentable floor space in the Building, initially being sixteen and twenty-two one hundredths percent (16.22%).

Term:  the Original Term and any Extension Term as to which Tenant exercises an option.

Vacant:  With regard to the Premises, all or any portion thereof which is not occupied by Tenant or Subtenant.  For purposes of this Lease, space shall be deemed to be vacant even though a Subtenant is still physically occupying such space so long as such Subtenant is not actively conducting its business from such space and Subtenant is engaged in the process of closing down or moving its business or operations.

When used herein, the singular shall apply to the plural, the plural to the singular, and the use of any gender shall apply to all genders.

SECTION 2
DEMISE OF PREMISES

Landlord leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, Rent, and upon the terms, covenants, and conditions set forth herein.  Except as specifically set forth herein, Tenant hereby accepts the Premises in “as is” condition and as complying with all obligations of Landlord with respect to the condition, order and repair thereof.

SECTION 3
RENT

Tenant shall begin paying rent on the Rental Commencement Date and shall pay the Monthly Installments of Annual Rent in advance on the first day of each month for the Term of this Lease; and (except as specifically set forth herein including Section 60) without deduction, set-off, recoupment, counterclaim, or demand, at Landlord’s Address or at such other place as shall be designated in writing by Landlord.  If the rental payments shall commence or end on a day other than the first day of a month, the Monthly Installments of Annual Rent for any such partial month of the Term shall be prorated on a per diem basis.  Upon the execution of this Lease, Tenant shall pay one (1) Monthly Installment of Annual Rent and, if the Original Term does not commence on the first day of a month, Tenant shall also pay a prorated Monthly Installment of Annual Rent for the period from the first day of the Original Term until the last day of such month.

During the first three (3) years of this Lease from the Rent Commencement date, the Annual Rent for the Original Space shall be the sum of $6.82 per square foot per annum, multiplied by the actual square footage of the leased Premises, payable in equal monthly installments.  Commencing July 1, 1998, the Annual Rent for the Original Space shall be increased by ten and nine-tenths percent (10.9%), being $7.561 per square foot, per annum.

Commencing July 1, 1999 and every year thereafter, during the Original Term and any Extension Term(s) of this Lease, the Annual Rent for the Original Space shall be increased by three and one-half percent (3.5%) per annum.  Accordingly, the Annual Rent for the Original Space shall be increased as follows:

Increase Date	Amount Per Sq. Ft.

July 1, 1998	$7.561
July 1, 1999	$7.826
July 1, 2000	$8.100
July 1, 2001	$8.384
July 1, 2002	$8.677
July 1, 2003	$8.981

and so forth, increasing at three and one-half percent (3.5%) per annum.

The Annual Rent for the Option Space shall be calculated as follows:

As to any Option Space which Tenant shall have executed any option or right, the Annual Rent for the Option Space if leased during the first three (3) years of this Lease shall be the sum of $5.15 per square foot, per annum, multiplied by the actual square footage of the leased Option Space, payable in equal monthly installments.

Commencing July 1, 1998, the Annual Rent for the Option Space shall be increased by ten and nine-tenths percent (10.9%), being $5.711 per square foot, per annum.

Commencing July 1, 1999 and every year thereafter, during the Original Term and any Extension Term(s) of this Lease, the Annual Rent for the Option Space shall be increased by three and one-half percent (3.5%) per annum.  Accordingly, the Annual Rent for the Option Space shall be increased as follows:

Amount
Increase Date	Per Sq. Ft.

July 1, 1998	$5.711
July 1, 1999	$5.911
July 1, 2000	$6.118
July 1, 2001	$6.332
July 1, 2002	$6.554
July 1, 2003	$6.783

and so forth, increasing at three and one-half percent (3.5%) per annum.

SECTION 4
LATE PAYMENTS

In the event that any Monthly Installment of Annual Rent or Additional Rent shall be past due for more than fifteen (15) days, Tenant shall pay to Landlord as Additional Rent a late charge equal to the greater of (a) five percent (5%) of the unpaid Rent, or (b) the interest on the unpaid Rent from the date when due until payment at the rate of fifteen percent (15%) per annum, or, if less, the highest rate permitted by law.  The late charge imposed under this Section 4 is not a penalty and has been agreed to by Landlord and Tenant as necessary to compensate Landlord for its additional costs associated with late payment.

SECTION 5
INTENTIONALLY OMITTED

SECTION 6
INSPECTION OF BOOKS/RECORDS

For any cost or expense incurred by Landlord or relating to the Building, Property or Premises for which Tenant must reimburse or pay to Landlord, Tenant shall be entitled to review, and examine any and all of Landlord’s books, records and other papers relating to such cost or expense within fifteen (15) business days from any such request.  All such payments due and owing by Tenant shall reflect credits or discounts received by Landlord and shall not include any fines, penalties or late charges incurred by Landlord, unless same is caused solely by Tenant’s late payment to Landlord.

SECTION 7
EXTENSION

Upon the expiration of the Original Term, and provided Tenant is not then in default under any material term, covenant, or condition (or if so, such default is cured prior to the expiration of any applicable grace period), Tenant shall have three (3) separate successive options to extend this Lease, the first for an Extension Term of six and one-half (6 ½) years, and the second and third for an Extension Term of five (5) years each, provided that Tenant gives Landlord at least two (2) months’ prior written notice of its exercise of each such option.  In the event that Tenant exercises its option as to any Extension Term, all provisions of this Lease shall apply during each Extension Term except the Annual Rent shall be as set forth in Section 3.

SECTION 8
UTILITIES

From and after the Commencement Date, Tenant shall make (or cause its Subtenants to make) agreements with each utility company and public body to provide, in Tenant’s or

Subtenant’s name, as applicable, gas, electricity, water, sewer, telephone, heat and air conditioning necessary for use of the Premises, and Tenant, or Subtenant, as applicable, shall cause all such utilities to be separately metered, to the extent possible.  Tenant shall pay (or cause its Subtenants to pay) directly to the companies furnishing utility service the cost of all service connection fees and the cost of all utilities consumed throughout the Term.  If the water and/or sewer service is not capable of being separately metered, Landlord shall pay the water and/or sewer bills for the Building, and Tenant shall pay, or cause its Subtenants to pay, to Landlord prior to the time when each bill becomes due, for their actual use of the said utility as reflected on the bill.  In the event that Tenant, or Subtenant, as applicable, fails to pay in a timely manner any sum required under this Section 8, Landlord shall have the right, but not the obligation, to pay any such sum.  Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after written demand.

Tenant’s obligations for payment of the costs incurred for utilities which serve the Premises prior to the termination of this Lease shall survive such termination.

SECTION 9
TAXES

(a)           Tenant and/or any Subtenant shall be liable for Taxes levied against personal property, trade fixtures, and the Tenant TI Work and/or improvements placed or constructed by Tenant and/or any Subtenant in the Premises.  If any such Taxes are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased thereby and Landlord elects to pay the Taxes based on such increase, Tenant and/or any Subtenant shall pay to Landlord within five (5) days of written demand that part of such Taxes for which Tenant or any Subtenant is primarily liable hereunder.

(b)           Landlord shall pay all taxes assessed against the Building and the Property.  Tenant agrees to pay to Landlord as Additional Rent all (i.e. 100%) of such taxes attributable to the Premises, Tenant’s Pro Rata Share of the taxes attributable to the Common Areas and Tenant’s Pro Rata Share of the taxes attributable to the Building (without duplication of any sum for which Tenant is responsible for pursuant to Section 9(a) above), as based upon the tax worksheet allocations which are commonly used by the assessors.  Tenant shall pay, or cause to be paid, such amount within thirty (30) days after receipt of copies of the applicable tax bills and assessment notices.

(c)           If Tenant should fail to pay any Taxes required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Taxes.  Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after written demand.

(d)           If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents or the Building, then such taxes, assessments, levies or charges that are in lieu of the present method of taxation shall be deemed to be included with the term “Taxes” for the purposes hereof.

(e)           So long as Tenant is provided with prior written notice of Landlord’s decision to contest, in addition to the other payments under this Section 9, Tenant shall pay as Additional Rent, within five (5) days of written demand, Tenant’s Pro Rata Share of any reasonable fees, reasonable expenses, and reasonable costs incurred by Landlord in contesting any Tax, or any assessments, levies, or tax rate, applicable to the Property or portions thereof, so long as Landlord undertakes such contest and contests in good faith and in an appropriate manner or by appropriate proceedings.

(f)            Landlord agrees to promptly pay in full and discharge any and all Taxes assessed against the Building and/or the Property and to exhibit to Tenant, within sixty (60) days after such payment, the receipted bills for such Taxes, all of which Taxes Landlord shall pay prior to the day upon which the same shall become delinquent.  Taxes assessed against the Building and/or the Property shall be considered delinquent as of the first day any interest or penalties commence to accrue thereon.  If Landlord fails to pay the Taxes described in this Section 9(f) prior to the same becoming delinquent, Tenant may, but shall have no obligation to, pay such Taxes.  Upon presentation to Landlord of the receipted bills for such Taxes, Landlord shall reimburse Tenant for such amount (plus interest at the rate of five percent (5%) per annum until paid).  If Landlord does not pay such amount within ten (10) days after receipt of the receipted bills, Tenant shall have the right to set-off such amount against that portion of next month’s Applicable Rent and, if applicable, any future month’s applicable Rent.

(g)           Notwithstanding anything above to the contrary, the amount of Taxes for which Tenant is liable hereunder shall not be subject to increase by reason of increased assessments in the value of the Building or Property resulting from (i) any improvements, alterations or additions to the Building or Property, other than for the Premises (including any Option Space incorporated therein) or the Common Areas, or (ii) any sale of the Building or Property.

SECTION 10
ADDITIONS TO THE BUILDING

Landlord shall have the exclusive right to use all or any part of the roof and exterior walls of the Building for any purpose, provided, however, in connection with any exercise by Landlord of any rights of entry or access to the Premises described in this Section 10 or in any other provision of this Lease, Landlord and its contractors use reasonable efforts to avoid interference with the use or occupancy of the Premises by Tenant or its Subtenants, and that such use does not materially interfere with Tenant’s or any Subtenant’s business or activities; to make alterations to and to build additional stories on the Building in which the Premises are located and to build adjoining the same, provided, however, that such use does not materially interfere with Tenant’s or any Subtenant’s business or activities; and to erect and maintain in connection with any construction thereof, temporary scaffolds and other aids to construction on the exterior of the Building, provided, however, that such use does not materially interfere with Tenant’s or any Subtenant’s business or activities.  Upon forty-eight (48) hours advance notice, Landlord shall have access to the Premises that may be necessary or desirable to perform such work, and Tenant shall not be entitled to any abatement of rent on account thereof unless such work materially interferes with Tenant’s or any Subtenant’s business or activities.  Tenant and all Subtenants shall have free and unobstructed access to and from their respective demised premises at all times during which work or alterations are being performed pursuant to this Section 10.

SECTION 11
COMMON AREAS

In addition to the use of the Premises, Tenant, any Subtenant, and its and their employees, customers, agents and business invitees shall have the right to use the Common Areas in common with Landlord and other tenants of the Building, their employees, customers, agents and business visitors.  Tenant shall not obstruct, or permit any Subtenant to obstruct, the Common Areas or use them, or permit any Subtenant to use them, for any purpose other than their customary or intended purposes.

All Common Areas shall be subject to the exclusive control of Landlord.  Landlord shall operate, manage and maintain the Common Areas in good order, condition and repair and shall maintain the Property in a manner consistent with the operation of comparable office/laboratory facilities in metropolitan Baltimore and Landlord shall have the sole right and exclusive authority to employ and discharge all personnel with respect thereto.  Tenant shall pay Tenant’s Pro Rata Share of all costs incurred by Landlord for the operation and maintenance of the Common Areas.  Common Area costs include, but are not limited to, costs and expenses for the following:  landscaping; utilities, water and sewage charges attributable to the Common Areas (and not for any space which is occupied or intended to be occupied); maintenance of signs (other than tenants’ signs); premiums for liability, property damage, fire and other types of casualty insurance covering the Common Areas and workers’ compensation insurance for personnel engaged in the management or operation of the Property (or prorated equitably for part-time personnel); all property taxes and assessments levied on or attributable to the Common Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving (including sweeping, snow and ice removal, striping, repairing, resurfacing, and repaving); general maintenance; painting; lighting; cleaning; refuse removal; and a reasonable allowance to Landlord for Landlord’s supervision of the Common Areas (not to exceed three percent (3%) of the gross rents of the Property for the Calendar year).  Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs.  Landlord agrees that the cost of maintaining the Common Areas will not include (i) any costs incurred in connection with procuring additional tenants or subtenants, including those costs involved in negotiating or enforcing any leases or subleases, improving or altering any space for such parties’ occupancy or performing any structural work in connection therewith; or (ii) any costs for which Landlord is entitled to reimbursement from other tenants or occupants of the Property.  Landlord further agrees not to set up any reserves or require from Tenant contribution to any reserves for Common Area Maintenance that has not yet occurred.

Landlord hereby expressly reserves the right but not the obligation to maintain security for the Common Areas; to change the size, area, level, location, and arrangement of the Common Areas, provided the Common Areas as reconfigured is comparable to the Common Area as now existing; to close temporarily all or any portion of the Common Areas for the purpose of making repairs, changes, or alterations thereto or performing necessary maintenance in connection with any emergency or for any other purpose whatsoever, whether such purpose is similar or dissimilar to the foregoing, provided that any such closing shall be for the shortest possible time and provided that reasonable access to and from the Premises and a public way shall be available at all times.

Tenant shall remove, or cause to be removed, all litter, debris, waster and trash (which do not constitute medical waste or are not subject to any Environmental Requirement) from the Premises.  Landlord shall provide and be responsible for the removal of litter, debris, waste and trash from the Common Areas.

With regard to litter, debris, waste and trash which constitute medical waste or are subject to any Environmental Requirement, Tenant shall remove, or cause to be removed, the same from the Premises by an individual or entity licensed to remove such items.  The costs and expenses for the removal of such items noted in this paragraph shall be borne by Tenant or the applicable Subtenant.

SECTION 12
TENANT TI WORK

Tenant shall, at its own expense, commence to construct the Osiris Work in accordance with the plans and specifications prepared by Gaudreau, Inc., Kibart, Inc., and Faissant Associates, Inc. (as more particularly described on Exhibit F-1 attached hereto and incorporated herein by reference) (the “Building Plans and Specifications”).  Tenant shall also, at Tenant’s expense, put a new roof on that part of Building which contains the Premises.  By executing this Lease, Landlord acknowledges and agrees that it has reviewed and approved the Building Plans and Specifications and that no further consent of Landlord is necessary or required.  Tenant shall complete the Osiris Work not later than June 30, 1995, time being of the essence.

Landlord further acknowledges and agrees that Tenant may from time to time during the Term, improve and/or renovate the Premises (non-structural only) by removing or altering the then-existing Osiris Work and/or adding other Tenant TI Work, however, the plans and specifications shall be given to and approved by Landlord before Tenant commences any such Tenant TI Work, such approval shall not be unreasonably withheld or delayed.

All Tenant TI Work is to be commenced, constructed and completed pursuant to the terms of this Section 12 and shall be done in a workmanlike manner and shall conform to all applicable laws, statutes, ordinances and codes (including without limitation, building, health and fire codes) of all applicable governmental authorities.  Tenant shall obtain all required permits, approvals, licenses and permissions, to enable Tenant to commence construction of the Tenant TI Work; however, Landlord agrees to cooperate with and assist Tenant in obtaining any of the foregoing.  The Osiris Work shall be deemed to be “substantially complete” when the

Osiris Work has been completed (except for minor punch list items) as evidenced by an executed AIA form certification of substantial completion, provided that any and all governmental approvals required for the occupancy of the Premises are then issued and in full force and effect (including any occupancy permit required by state or local law).  During the course of the construction of any Tenant TI Work, Landlord shall have the right to inspect the area or areas under construction at least once each month, and in a timely manner, shall notify Tenant in writing of any objection that it may have in the performance of the Tenant TI Work and shall set forth in such written notice the repair or replacement that Landlord desires in order to cure such objection.  Landlord shall be deemed to have waived any objection it may have to the performance of the Tenant TI Work to the extent that (a) Landlord did not raise an objection within one (1) month after such objectionable Tenant TI Work was performed and (b) Landlord’s failure to raise the objection within the time would substantially and adversely effect Tenant’s ability to cure such objectionable Tenant TI Work.  Tenant shall promptly undertake any reasonable repair or replacement set forth by Landlord in order to correct such objection.

The approval by the Landlord of the Plans and Specifications, nor any subsequent inspections or approvals by Landlord of any Tenant TI Work during or after construction shall not constitute a warranty or representation by the Landlord or any of its agents as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, nor shall such approvals or inspections constitute such a warranty or representation that the said Tenant TI Work complies or conforms to any and all applicable laws, statutes, ordinances, and codes (including, without limitation, building, health and fire codes), of all applicable governmental authorities.  All acts, including any failure to act, relating to the Tenant TI Work by Landlord or any agent, representative or designee of the Landlord are performed solely for the benefit of the Landlord to confirm that Tenant is complying with the provisions of this Lease, and are not for the benefit of Tenant nor the benefit of any other person or entity.

SECTION 13
RESTRICTIONS ON USE

Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than laboratory space for medical research and office use related thereto.  Furthermore, no use of the Premises shall be made or permitted to be made that shall result in:  (a) waste of the Premises, or any part thereof; (b) a public or private nuisance that may disturb the quiet enjoyment of Landlord or other tenants of the Property; (c) any illegal or unlawful use; (d) any use involving the sale, storage or preparation of food, alcoholic beverages or materials generating an odor on the Premises; or (e) noises or vibrations that may unreasonably disturb the Landlord or other tenants.  Tenant shall comply at its own expense with all restrictive covenants and governmental regulations, laws, ordinances and statutes affecting the Premises either now or in the future.  Landlord shall not voluntarily enter into any restrictive covenant or similar arrangement materially and adversely affecting Tenant’s right or ability to use the Premises for the purposes permitted by this Lease without Tenant’s prior written consent.

SECTION 14
SERVICES, INSTALLATION, REPAIRS, AND MAINTENANCE BY TENANT

After written approval by Landlord of any applicable written non-structural plans and specifications, which approval shall not be unreasonably withheld or delayed, Tenant and any Subtenant may install, at its or their own expense, any additional electrical wiring, plumbing, ventilation, security system and any other building system which may be required in connection with Tenant’s or any Subtenant’s use of the Premises.

Tenant shall at all times at its own expense keep and maintain, or cause to be kept and maintained, the Premises in good order and repair, and in a neat, safe, clean and orderly condition, including, but not limited to, reasonable periodic painting and making all nonstructural ordinary and extraordinary, foreseen and unforeseen repairs and replacements to the Premises under Landlord’s supervision including, without limitation, repairs and replacements to the plumbing and electrical and all systems and facilities serving the Premises exclusively.  Tenant shall not overload the electrical wiring serving the Premises or within the Premises, and will install at its own expense under Landlord’s supervision, but only after obtaining Landlord’s written approval, which approval shall not be unreasonably withheld or delayed, any electrical wiring which may be required in connection with the Premises.

Tenant and/or any Subtenant will repair promptly at its own expense by or under the direction of Landlord any damage (whether structural or nonstructural) to the Premises or the Building caused by Tenant and/or any Subtenant, their agents, servants and employees, including, but not limited to, any construction or alterations performed by Tenant and/or any Subtenant or by bringing into the Premises or on the Property any property for Tenant’s and/or any Subtenant’s use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused solely by the negligence of Landlord or its contractors or subcontractors or its or their agents or employees.

Tenant shall supply to the Premises and shall be solely responsible, at its own cost and expense, for the following:  trash removal; interior and exterior window cleaning, and repair and replacement of any glass (including windows) serving all or a part of the Premises; extermination services; heat and air conditioning for the Premises, and Tenant shall maintain a reasonable minimum temperature in order to properly maintain and protect the Premises and its components; and security to the Premises.

Tenant shall pay to Landlord as Additional Rent its Pro Rata Share of the Common Area expenses and maintenance, including grounds maintenance and parking lot maintenance, snow and ice removal, and the like.

Tenant shall have no right to direct or instruct any of Landlord’s contractors, subcontractors, agents or employees, except with the prior written agreement of Landlord.

In the event Tenant fails in the performance of any of its obligations under this Lease, and such failure continues for a period of ten (10) days after written notice from Landlord (except that in an emergency no notice shall be required), Landlord, in addition to Landlord’s other remedies under this Lease, at or in equity, may (but shall not be obligated to do so) cure such default on behalf of Tenant without any liability of Landlord for damage to Tenant’s fixtures or other property or to the business of Tenant or any assignee, subtenant, concessionaire, or licensee by reason thereof, and Tenant shall reimburse Landlord, as Additional Rent, within five (5) days of written demand, for any reasonable sums paid or reasonable costs incurred during curing such default and the late charge specified under Section 4 shall accrue from the date Landlord cures such default until it is reimbursed therefor.

Tenant understands and acknowledges that one or more of the aforesaid services or utilities may be suspended or reduced by reason of accident, emergency or reason specified in Section 16, or for repairs, alterations, replacements, or improvements which in the judgment of Landlord are desirable or necessary to be made.  No such interruption or suspension of services or utilities shall be deemed an eviction or disturbance to Tenant’s use and enjoyment of the Premises or any part thereof, nor shall any such interruption or suspension of services or utilities render Landlord liable to Tenant for damages, unless such interruption or suspension of services or utilities is solely the result of the negligence of Landlord, its agents, servants or employees.

SECTION 15
REPAIRS BY LANDLORD

Landlord shall make all structural repairs, including, but not limited to, structural columns and floors (excluding floor coverings, such as carpet and floor tile) of the Premises, the roof of the Building, and the exterior walls of the Building (excluding glass) provided Tenant gives Landlord written notice specifying the need for and nature of such repairs; provided, however, if Landlord is required to make any repairs to such portions of the Premises or Building by reason, in whole or in part, of the negligent act or failure to act by Tenant or any Subtenant or its or their contractors or subcontractors or its or their agents or employees, or by reason of any non-permitted use of the Premises by Tenant, Landlord may collect the cost of such repairs, as Additional Rent, within five (5) days of written demand.  Landlord shall keep all of the components of the Building and the Property for which it is responsible as aforesaid in good order and repair.

Except as provided herein, unless solely due to Landlord’s or its agents’, servants’ or employees’ negligence, Landlord shall have no liability to Tenant or any Subtenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from the making of any repairs or changes which Landlord is required or permitted by this Lease to make, or by any other tenant’s lease or required by law to make in or to any portion of the Premises, Building or Common Areas.

If without Landlord’s prior consent, Tenant performs or permits to be performed any alterations, additions, improvements, changes, affixations of chattels, or other work which affects the structural portions of the Premises and/or the roof of the Building or which adversely affects the structural integrity of the Building, such action by Tenant shall release and discharge Landlord as of the commencement of such alteration, addition, improvement, affixation, or other work of and from such repair obligation.  Thereafter, Tenant agrees to be solely responsible under Landlord’s supervision for the maintenance, repair, and replacement of any or all such structural portions and/or roof which have been affected as aforesaid, and Tenant shall commence promptly after demand by Landlord to make all such repairs and replacements and proceed diligently to complete them.  In the event Tenant shall fail in the performance, to Landlord’s satisfaction, of such responsibilities, Landlord, in addition to Landlord’s other remedies under this Lease, at law or in equity, may (but shall not be obligated to do so) cure such failure on behalf of Tenant without any liability of Landlord for damage to Tenant’s fixtures or other property or to Tenant’s business by reason thereof, and Tenant shall reimburse Landlord, as Additional Rent, within five (5) days of written demand, for sums paid or costs incurred in curing such failure and the late charge specified under Section 4 shall accrue from the date that Landlord cures such default until it is reimbursed therefor.  For the purpose of the foregoing, if Tenant performs or permits to be performed any such alterations, additions, improvements, changes, affixations, or other work in a manner not consistent with Landlord’s prior consent thereto, such work shall be deemed to have been performed without Landlord’s consent.

SECTION 16
FORCE MAJEURE

This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making, any repairs, additions, alterations, or decorations, or is unable to supply or is delayed in supplying, any equipment or fixtures, if Landlord is prevented or delayed or otherwise hindered from doing so by reason of any outside cause whatsoever, including, without limitation, acts of God; fire; earthquake; flood; explosion; action of the elements; declared or undeclared war; riots; civil disturbances; inability to procure or a general shortage of labor, equipment, energy, materials, or supplies in the open market; breakage or accident to machinery; partial or entire failure of utilities; failure of transportation; strikes; lockouts; action of labor unions; condemnation; injunction; court order or decree; governmental preemption; any rule, order or regulation of any department of subdivision of any government agency; or the conditions of supply and demand which have been or are affected by war or other emergency.  Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section.  Nothing contained in this Section shall be deemed to impose any obligation on Landlord not expressly imposed by other provisions of this Lease.

Other than Tenant’s obligation to pay Rent or any other payment to cure default, and except as otherwise provided in this Lease, Tenant shall be excused for the period of any delay in the performance of any obligation when such delay is due to any cause or causes beyond Tenant’s control which include but are not limited to any labor dispute; governmental laws, regulations or controls; fire or other casualty; inability to obtain any material or service; or through acts of God.  Tenant shall give to Landlord notice of the existence of the force majeure within five (5) days after commencement of the force majeure.

SECTION 17
SURRENDER OF PREMISES

(a)           At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises were upon the commencement of this Lease, except ordinary wear and tear.

(b)           If Landlord elects to require that alterations, installations, changes, work, replacements, additions, or improvements comprised within the Tenant TI Work and made by or on behalf of Tenant to the Premises be removed at the termination of this Lease, Tenant hereby agrees to cause the same to be removed at its sole cost and expense.  If Tenant fails to remove the same, Landlord may cause them to be removed at Tenant’s expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with all and any damages which Landlord may suffer and sustain by reason of failure of Tenant to remove the same.  At Landlord’s election, any or all of the Tenant TI Work, alterations, installations, changes, replacements, additions to, or improvements made by Tenant upon the Premises shall remain at the termination of this Lease and not be removed.  Tenant shall surrender to Landlord all keys for the Premises at the place then fixed for the payment of rent and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any, in the Premises.  Tenant’s obligation to observe and perform the covenants set forth in this Section shall survive the expiration or earlier termination of this Lease.

(c)           At the termination of this Lease, Tenant shall immediately remove all personal property which it owns and is permitted to remove from the Premises under the provisions of this Lease, and failing to do so, Landlord at its option may either (i) cause that personal property to be removed at the risk and expense of Tenant (both as to loss and damage), and Tenant hereby agrees to pay all reasonable costs and expenses incurred thereby, including sums paid to store the personal property elsewhere and the cost of any repairs to the Premises caused by the removal of the property, or (ii) upon twenty (20) days’ written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all such personal property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), with the proceeds to be applied as set forth in Sub-section 28(a), or (iii) at Landlord’s option, title shall pass to Landlord.

SECTION 18
VACATING OR ABANDONING THE PREMISES OR PERSONAL PROPERTY

Tenant and or any Subtenant shall have the right to vacate the Premises for a period not exceeding six (6) months, provided that Tenant first pays to Landlord upon demand, as Additional Rent, the cost of any additional premium resulting from Landlord’s obtaining a “vacancy permit” endorsement to Landlord’s insurance policy.  Tenant shall provide at least thirty (30) days’ prior written notice of any intent to vacate the Premises, to provide sufficient time to Landlord to obtain such an endorsement.  Should Tenant not comply with the above procedure, by Tenant to provide appropriate notice, by failing to pay the cost of the said endorsement, and/or by vacating the Premises for a period longer than six (6) months, the Premises shall be considered as being abandoned by Tenant.  If Tenant does abandon the Premises or is dispossessed by process of law, any personal property belonging to Tenant left on the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant, and the provisions of Sub-section 17(c) shall apply.

SECTION 19
QUIET ENJOYMENT

Landlord warrants that Tenant shall be granted peaceable and quiet enjoyment of the Premises free from any eviction or interference by Landlord or any other party if Tenant pays the Annual Rent and Additional Rent provided herein pursuant to the terms of this Lease, and otherwise fully performs the terms, covenants, and conditions imposed herein.  Landlord represents and warrants that the Property is zoned M-3 Industrial.  If necessary from time to time during the Term, Landlord further agrees to assist and cooperate in obtaining a use and occupancy permit to enable Tenant or any Subtenant to use the Premises for medical laboratory and ancillary storage and office space in differing proportions from those set forth above and Landlord shall keep such use and occupancy permit in full force and effect.  Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord within five (5) days of written demand.  Landlord represents and warrants that the only present restrictive covenants affecting the Premises are set forth in Exhibit C.

SECTION 20
INDEMNIFICATION AND WAIVER OF CLAIM

Tenant will defend and will indemnify Landlord, its partners, agents, servants and employees, and save it and them harmless from and against any and all claims, actions, damages, liability, costs, and expense (including, but not limited to, reasonable attorneys’ fees and disbursements) in connection with the loss of life, bodily injury, or damage to property or business arising from, related to, or in connection with the occupancy or use by Tenant or any assignee, subtenant, concessionaire, or licensee of the Premises or any part of Landlord’s personal property or the Premises, Property or Building or occasioned wholly or in part by any act or omission of Tenant or any assignee, subtenant, concessionaire, or licensee or its or their contractors, subcontractors, or its or their agents or employees or other persons on the Premises arising from events occurring after the Commencement Date; provided, however, that such indemnification shall not apply to the negligence or willful acts of Landlord or its contractors, employees, invitees or subcontractors, or its or their agents or employees.  Tenant shall also pay all costs, expenses, and reasonable attorneys’ fees that may be expended or incurred by Landlord in enforcing the covenants and agreements of this Lease should Landlord prevail in such action(s).  The provisions of this Section shall survive the termination or earlier expiration of this Lease.

Landlord shall not be liable for, and Tenant, in consideration of Landlord’s execution of this Lease, hereby releases all claims against Landlord for bodily injury, death, loss or property damage that may be occasioned by or through the acts or omissions of other tenants, their contractors and subcontractors and their agents, or employees.

Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant do mutually each release and discharge the other, and all persons against whom the insurance company or companies would have a right or claim by virtue of subrogation, of and from all suits, claims, and demands whatsoever, for loss or damage to the property of the other, even if caused by or occurring through or as a result of any negligent act or omission of the party released hereby or its contractors, subcontractors, agents, or employees, so long as and to the extent that such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be so covered under this Lease.  Each party further agrees that each at its own cost will cause its policies of insurance for fire and extended coverage to be so written as to include a waiver of subrogation by causing such policies to contain a clause in substantially the following form:

It is hereby stipulated that this insurance shall not be invalidated should the insured or any of them waive in writing prior to a loss any or all right of recovery against any person or entity for loss occurring to the property described herein.

The provisions of this Section 20 shall survive the termination or earlier expiration of the Term of this Lease with respect to any loss, damage, injury, or death occurring prior to such termination.

SECTION 21
INSURANCE OF TENANT

(a)           Tenant will keep in force, or cause to be kept in force, with companies licensed to do business in the State of Maryland and which have a policyholder’s rating of A or better and a financial size rating of X or larger from Best’s Key Rating Guide, Property Casualty Reports (or comparable insurance rating service), at Tenant’s expense at all times during the Term of this Lease and during such other times as Tenant occupies the Premises or any part thereof:

(i)            Commercial general liability insurance written on an occurrence basis with respect to the Premises and the business operated by Tenant and any Subtenants, concessionaires, or licensees of Tenant in the Premises with minimum combined single limits of Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate.  Such liability insurance shall, in addition, extend, through contractual liability insurance, to any liability of Tenant arising out of the indemnities provided in Section 20 and shall be subject to the waiver of subrogation specified therein.  Such liability insurance shall also include broad form endorsement coverage, including personal injury coverage.

(ii)           Fire insurance with standard broad form extended coverage endorsement covering all of Tenant’s furniture, furnishings, such equipment as is not affixed to the Premises, and signs.

(iii)          Workers’ compensation insurance for all employees of the Tenant in such amount as is required by law.

(iv)          During any period of construction of the Tenant TI Work, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for the full replacement cost of work in place and materials stored at or upon the Premises.

(v)           During any period of construction of the Tenant TI Work, Tenant shall require any contractor of Tenant performing such work to keep in force, at contractor’s expense, comprehensive general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage to afford protection with minimum combined single limits of Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate.  Tenant shall also require such contractors to keep in effect workers’ compensation affording statutory coverage.

(vi)          A hazardous material/environmental insurance policy listing Landlord as a named insured protecting Landlord from any and all liability both on and off site caused by, related to, or connected with Tenant and Subtenant’s operation of the Building and Premises; from an insurance company and under terms and conditions of coverage acceptable to Landlord, providing coverage limits of not less than Two Million Dollars ($2,000,000.00).  In the event that Landlord sells, transfers or conveys the Property to any third party (not related to or affiliated with Landlord) the requirements of this Section 21(a)(vi) shall terminate and expire upon the said sale, transfer or conveyance to the third party.

(b)           On or before the Commencement Date, Tenant will deposit with Landlord policies of insurance required by the provisions of this Section together with satisfactory evidence of payment of the required premiums thereof.  Failure to deposit such policies shall not relieve Tenant of its obligations to obtain and keep in force insurance coverage required by this Lease.  The insurance required hereby may be maintained by means of a policy or policies of blanket insurance so long as the provisions of this Lease are fully satisfied and the required amounts are specifically allocated to the Premises without possibility of determination because of occurrences on other properties.

(c)           All policies of insurance required to be carried by Tenant by this Section 21 shall provide that the policy shall not be subject to cancellation, termination, or change except after thirty (30) days prior written notice to Landlord, and all such policies shall name Landlord as an additional insured as its interest may appear.  Tenant shall promptly pay all premiums when due on all insurance required by this Section 21 and, not less than thirty (30) days prior to the expiration dates of each such policy, Tenant will deliver to Landlord a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to Landlord which indicates that the insurance required by this Section 21 is in full force and effect.  Tenant will immediately give Landlord notice of any cancellation of, or change in, any insurance policy.

(d)           If Tenant shall not comply with its covenants made in this Section 21, and provided that such failure shall continue for five (5) days or longer after written notice to Tenant, Landlord, in addition to Landlord’s other remedies hereunder, may (but shall not be obligated to)

cause insurance as aforesaid, to be issued, and in such event Tenant agrees to pay the premium for such insurance as Additional Rent within five (5) days after Landlord’s written demand.

SECTION 22
INSURANCE OF LANDLORD

(a)           Landlord will keep in force with companies licensed to do business in the State of Maryland, at Landlord’s expense at all times during the Term of this Lease and during such other times as Tenant occupies the Premises or any part thereof:

(i)            Commercial general liability insurance written on an occurrence basis with respect to the Building, the Common Areas, and the Property with minimum combined single limits of One Million Dollars ($1,000,000.00) per occurrence and in the aggregate.  Such liability insurance shall also include broad form endorsement coverage including personal injury coverage.

(ii)           All-risk casualty insurance for the replacement cost value of the Building and improvements.

(b)           On or before the Commencement Date, Landlord will deposit with Tenant copies of policies of insurance required by the provisions of this Section 22 together with satisfactory evidence of the payment of the required premium or premiums thereof.  Each year during the Term of this Lease, Landlord shall provide Tenant with evidence (satisfactory to Tenant) that the insurance required by this Section 22 is in full force and effect.  Failure to deposit such policies shall not relieve Landlord of its obligations to obtain and keep in force insurance coverage required by this Lease.  The insurance required hereby may be maintained by means of a policy or policies of blanket insurance so long as the provisions of this Lease are fully satisfied and the required amounts are specifically allocated to the Premises without possibility of diminution because of occurrences or other properties.

(c)           All policies of insurance required to be carried by Landlord by this Section 22 hereof shall provide that the policy shall not be subject to cancellation, termination, or change except after thirty (30) days’ prior written notice to Tenant, and all such policies shall name Tenant as a certificate holder.  Landlord shall promptly pay all premiums when due on all insurance required by this Section 22 and, Landlord will deliver to Tenant a renewal policy or policies marked “Premium paid” or accompanied by other evidence of payment satisfactory to Tenant which indicates that the insurance required by this Section 22 is in full force and effect.  Landlord will immediately give Tenant notice of any cancellation of, or change in, any insurance policy.

(d)           If Landlord shall not comply with its covenants made in this Section and such failure shall continue for five (5) days or longer after written notice from Tenant, Tenant may (but shall not be obligated to) cause insurance as aforesaid to be issued, and in such event Landlord agrees to reimburse Tenant for the premium for such insurance promptly upon Tenant’s demand, and if Landlord does not do so Tenant may subtract such amount from the next monthly installment(s) of Rent due hereunder.

(e)           Tenant shall pay, or cause to be paid, as Additional Rent the following:  Landlord shall provide Tenant with a copy of the insurance premium for the insurance referred to in Section 22(a)(ii) above each year during the Term of this Lease and any Extension Term and Tenant shall pay the full amount of such insurance cost to Landlord relating to Tenant’s Premises and Tenant’s Pro Rata Share of any Common Areas, based upon the underwriting breakdown of the insurance premium as provided by Landlord’s insurance carrier or agent.

SECTION 23
EFFECT ON INSURANCE

Tenant and any Subtenant will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon or about the Property which will violate the provisions of Landlord’s policies insuring the Premises and the Building against loss or damage by fire, or other hazards (including, but not limited to, public liability), which will adversely affect Landlord’s fire or liability insurance premium rating or which will prevent Landlord from procuring such policies in companies acceptable to Landlord.  If anything done, omitted to be done, or suffered to be done by Tenant and any Subtenant, or kept or suffered by Tenant and any Subtenant to be kept in, upon or about the Property shall cause the premium rate of fire or other insurance on the Premises or the Property in companies acceptable to Landlord to be increased beyond the established rate from time to time fixed by the appropriate underwriters with regard to the use of the Premises for the purposes permitted under this Lease or to the Property for the use or uses being made thereof, Tenant will pay the amount of such increase as Additional Rent within five (5) days of Landlord’s demand in writing and will thereafter pay the amount of such increase, as the same may vary from time to time, with respect to every premium relating to coverage of the Premises and the Property during a period falling within the Term of this Lease until such increase is eliminated.  In addition, if applicable, Landlord may at its option rectify the condition existing on the Property which is causing or is a contributing cause of the increased premium rate in the event that the Tenant should fail to do so, provided that such condition is not a permitted use of the Premises as contemplated by this Lease, and Landlord may charge the cost of such action to Tenant as Additional Rent, payable within five (5) days of written demand together with the late charge specified in Section 4, which shall accrue from the date that Landlord became obligated for the costs of such action.  In determining whether increased premiums are the result of Tenant’s use of the Premises or elsewhere on the Property, a schedule, issued by the organization setting the insurance rate on the Premises and the Property, showing various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance on the Premises and the Property.

If for any reason including, but not limited to, the abandonment of the Premises, Tenant’s failure to pay any insurance premium, or Tenant’s failure to occupy the Premises as herein permitted, Tenant fails to provide and keep in force any or all of the insurance policies set forth in Section 21, then in such event Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance.

SECTION 24
TOTAL OR PARTIAL DESTRUCTION OF PREMISES

(a)           If the Premises are damaged by fire or other casualty but are not thereby rendered untenantable in an amount in excess of fifty percent (50%) of the entire Premises and such damage is, in the opinion of an independent architect or consultant selected by Landlord, capable of being repaired using reasonable diligence within one hundred and eighty (180) days after the loss, Landlord, at its own expense, subject to the limitations set forth in this Lease, shall cause such damage to be repaired, and the Annual Rent and Additional Rent shall not be abated.  If by reason of any damage or destruction to the Premises wherein the Premises shall be rendered untenantable in an amount in excess of fifty percent (50%) of the entire Premises, (i) Landlord, at its own option, at its own expense, subject to the limitations set forth in this Lease, may cause the damage to be repaired if such damage, in the opinion of an independent architect or consultant selected by Landlord, is capable of being repaired by using reasonable diligence within one hundred and eighty (180) days after the loss, and the Annual Rent and Additional Rent shall be abated proportionately as to the portion of the Premises rendered untenantable while it is untenantable, or (ii) Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days from and after the occurrence of such damage or destruction, to terminate this Lease, and the Annual Rent and Additional Rent shall be adjusted as of the date of the occurrence of the casualty giving rise to such loss.  In no event shall Landlord be obligated to expend for any repairs or reconstruction pursuant to this Section 24 an amount in excess of the insurance proceeds, if any, recovered by it and allocable to the damage to the Premises after deducting therefrom Landlord’s reasonable expenses in obtaining such proceeds and any amounts required to be paid to Landlord’s mortgagee.

(b)           Tenant covenants and agrees that it will give written notice to Landlord of any accident or damage, whether such accident of damage is caused by insured or uninsured casualty, occurring in, on or about the Premises within five (5) business days after Tenant has knowledge of the occurrence of such accident or damage.  If Tenant breaches its covenants set forth hereunder, Landlord in addition to all other rights and remedies under this Lease, at law or in equity shall, at its option, be relieved of any of its obligations under this Section 24.

SECTION 25
ALTERATIONS

Except as permitted under Section 12, supra, Tenant agrees that it will not make any alterations (whether structural or otherwise), improvements, additions, repairs, or changes to the interior or exterior of the Premises during the Term of this Lease without in each instance obtaining Landlord’s prior written consent.  Together with each request for consent, Tenant shall present to Landlord reasonably detailed plans and specifications for such proposed alterations, improvements, additions, repairs or changes; provided, however, approval of such plans and specifications by Landlord shall not constitute any assumption of responsibility by Landlord for their accuracy of sufficiency, and Tenant shall be solely responsible for such items.  All alterations, improvements, additions, repairs, or changes shall be done either by or under the direction of Landlord, but at the expense of Tenant.  All alterations, improvements, additions, repairs, or changes made by Tenant, shall, unless Landlord gives notice to Tenant to remove the same, remain upon the Premises at the expiration or earlier termination of the Term of this Lease and shall become the Property of Landlord immediately upon installation thereof.  The same shall remain the property of Landlord (without any obligation of Landlord to pay compensation therefor) unless Landlord gives Tenant written notice to remove any or all of the aforesaid, in which event Tenant shall remove at Tenant’s expense such of the same as may be specified in Landlord’s notice to Tenant, and Tenant shall promptly restore the Premises to the same good order and condition as it was at the commencement of the Term of this Lease except (i) to the extent the Premises is not required to be repaired and/or maintained by Tenant and (ii) damage by fire or other casualty to the extent there is actually paid to Landlord, to repair any damage to the Premises, sufficient net proceeds for policies of insurance which Tenant is obligated to provide and to maintain under the provisions of this Lease.  Should Tenant fail to do so, Landlord may do so, collecting, at Landlord’s option, the cost and expense thereof from Tenant, as Additional Rent, upon demand.

Notwithstanding anything above, in Section 17 or elsewhere in this Lease to the contrary, Landlord hereby permits Tenant to remove at the end of the lease term, and as long as Tenant is not then in default or breach of any material provision in this Lease, any non-structural improvements, provided that Tenant and/or any Subtenant shall in each and every instance of removal reasonably repair and restore the Premises to its functional shell condition.

SECTION 26
MECHANICS’ LIEN

Tenant shall not do or suffer to be done any act, matter or thing whereby Landlord’s or Tenant’s interest in the Premises, or any part thereof, may be encumbered by any mechanics’ lien.  Tenant shall discharge or stay the enforcement by bond or otherwise, within sixty (60) days after the date of filing, any mechanics’ liens filed against Tenant’s interest in the Premises, or any part thereof, purporting to be for labor or material furnished to Tenant.  Landlord may, at its option, discharge any such mechanics’ lien not discharged by Tenant within such sixty (60) day period, and Tenant, within five (5) days of written demand, shall reimburse Landlord for any such reasonable expense incurred by Landlord.  Any reasonable monies expended by Landlord shall be deemed Additional Rent, collectible as such by Landlord and the late charge specified in Section 4 shall accrue from the date Landlord becomes obligated for such expenses.  Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics’ or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises or the Building.

SECTION 27
BREACH OR DEFAULT

Tenant shall have breached this Lease and shall be considered in default hereunder if (a) Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy or insolvency law or act, or makes an assignment for the benefit of creditors; (b) involuntary proceedings are instituted against Tenant under any bankruptcy or insolvency law or act and the same are not set aside within ninety (90) days; (c) Tenant fails to pay any Annual Rent, Monthly Installment of Annual Rent, or Additional Rent within five (5) days from written notice from Landlord; (d) Tenant fails to perform or comply with any of the covenants or conditions of this Lease or the rules and regulations now or hereinafter established for the Premises, Building or Property within thirty (30) days after written notice thereof, provided that if the failure is not capable of being cured within thirty (30) days, Tenant shall have such additional time as reasonably required if within such thirty (30) day period Tenant commences the cure and thereafter diligently pursues the same to completion; and/or (e) the Premises are abandoned by Tenant in violation of the applicable provisions of this Lease.

SECTION 28
EFFECT OF BREACH

(a)           In the event of a breach of this Lease as set forth in Section 27, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this lease:  (i) to re-enter the Premises, using force if necessary, to dispossess Tenant and all other occupants from the Premises and to remove any or all of Tenant’s property at the Premises; (ii) to store Tenant’s property in a public warehouse or elsewhere at the cost, risk, and expense of Tenant, without Landlord’s being deemed guilty of trespass or becoming liable for any loss or damage, which may occur on Tenant’s property; and (iii) upon thirty (30) days’ written notice to Tenant, which the parties agree is commercially reasonable, to sell at public or private sale any or all of said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), with the proceeds of sale to be applied:  first, to the costs and expenses of retaking, removal, storage, preparing for sale, and sale of the property (including reasonable attorneys’ fees); and second, to the payment of any sum due hereunder to Landlord (including Rent, Additional Rent, charges, and damages, both theretofore and thereafter accruing); and, third, any surplus to Tenant.

(b)           Further, upon the occurrence of any such breach, Landlord, in addition to any other remedies it may have at law, in equity, by statute, or under any other provision of this Lease, shall have the right to terminate this Lease, as well as all right, title, and interest of Tenant hereunder, by giving to Tenant not less than thirty (30) days’ advance written notice of Landlord’s election to cancel and to terminate this Lease.  Upon the expiration of this time fixed in the notice of termination, this Lease and the balance of the Term then remaining, as well as all of the right, title, and interest of Tenant under this Lease, shall expire in the same manner and with the same force and effect (except for the Tenant’s liability as hereinafter set forth) as if the expiration of the time fixed in the notice of termination was the date upon which the Term would normally have expired.  Tenant shall then immediately quit and surrender the Premises and each and every part thereof to Landlord, and Landlord may enter upon the Premises, by force, summary proceedings, or otherwise.  In any of such events, Landlord shall be entitled to the benefit of all provisions of the ordinances and public local laws of the city or county where the Property is located and of the Public General Laws and tenements held over by tenants or proceedings in forcible entry and detainer.  Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or part of the Premises, from time to time, at the risk and expense of Tenant.  No re-entry by

Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of the Tenant’s liability for damages under the provisions of this Section.

(c)           Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of Sub-section (a) of this Section, or (ii) if this Lease is otherwise terminated by reason of Tenant’s default, or (iii) if Landlord retakes possession with or without process of law and/or re-enters with or without a declaration of termination, or (iv) if Landlord, following any of the foregoing events, elects to let or relet the Premises (whether once or more than once during the remainder of the Term, and upon such conditions as are satisfactory to Landlord) that Tenant shall, nevertheless, in each instance, remain liable for the performance of any covenant of this Lease then in default and for all Rent and all other charges and damages which may be due or sustained before and after the date of default, together with the cost of seizure and repossession of the Premises and reasonable attorneys’ fees incurred by Landlord as a result of the breach of this Lease.

(d)           In any of the events described in the preceding Sub-section, Tenant agrees that it will remain liable to Landlord for liquidated damages to be calculated and paid as follows:  Tenant shall pay an amount of money equal to the total amount of Rent and all other payments and charges which would have become payable during the unexpired portion of the Term remaining at the time of re-entry, repossession, or termination, less the net amount of Rent, if any, received by Landlord during the remaining Term from others to whom the Premises may be rented, at such times, upon such terms and conditions and at such rentals as Landlord shall deem proper.

(e)           In connection with any such reletting(s), Landlord shall have the absolute right, without such actions being or being deemed to be a surrender of its rights or as a termination of this Lease or as a release of the Tenant’s liability hereunder for the balance of the Term or Extension Term, to let or relet the Premises for a longer or shorter term than that remaining after Tenant’s default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises.  Landlord shall deduct from any amounts received from any such letting or reletting (i) first, all reasonable costs and expenses incurred in connection with Tenant’s default, including, but not limited to, the cost to repair, restore, renovate, or decorate the Premises for a new Tenant, reasonable attorneys’ fees, real estate commissions, the cost of any legal actions brought against Tenant, and other costs reasonably incurred, and then (ii) Landlord shall deduct all Monthly Installments of Annual Rent and Additional Rent due hereunder.  Tenant shall continue to be responsible for and liable for any deficit created thereby, and Landlord shall retain and apply any surplus until all such liquidated damages shall have been paid in full to Landlord.  The liquidated damages shall be payable in monthly installments, in advance, on the first day of each calendar month following re-entry, with or without termination, and shall continue until the date fixed herein as the normal expiration date of the Term of this Lease.  In no event shall Tenant be entitled to receive any portion of the amounts received by Landlord in connection with the letting or reletting of the Premises.

(f)            No entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder.  Tenant’s liability hereunder, even if there be no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease, or any other termination based upon Tenant’s default. The words “enter”, “re-enter”, and “re-entry” as used in this Section and elsewhere in this Lease are not restricted to their technical legal meanings.

(g)           Suit or suits for the recovery of such deficiency or damages or for a sum equal to any Monthly Installment or Installments of Annual Rent and Additional Rent and other charges payable hereunder may be brought by Landlord from time to time, at Landlord’s election.  Nothing herein contained shall be deemed to require Landlord to await the date when this Lease or the Term would have normally expired had there been no such default by Tenant or no such termination by Landlord, nor shall Landlord be barred by any claim involving a statute of limitations or other defense should Landlord delay in filing suit.

(h)           No payment received by Landlord from Tenant after re-entry or the termination of this Lease in any lawful manner shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Tenant by Landlord or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceedings, or other remedy.

(i)            In the event Tenant fails to vacate the Premises at any time after termination of this Lease as provided above, Tenant shall pay double Rent and double Additional Rent for such holdover period.

(j)            Nothing in this Section shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Section, an amount equal to the maximum allowed by any statute or rule of law in effect as of the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of liquidated damages computed under this Section.

(k)           Landlord agrees that it shall use such efforts to relet the Premises and to mitigate damages and liability of Tenant as are required by any applicable laws, regulations or statutes.

(l)            Notwithstanding anything to the contrary contained in this Lease, after the occurrence of a default by Tenant under the terms or conditions of this Lease, and prior to termination of this Lease under Section 28(b) above, Landlord hereby agrees that MIDFA and/or Bondholder shall have the right to cure such default of Tenant under this Lease, and Landlord agrees that it will not exercise any of its rights or remedies provided for in this Lease or under applicable law arising from the breach against Tenant until the expiration of the time for termination fixed in the notice of termination as required above.

SECTION 29
ACCESS BY LANDLORD

(a)           Landlord and its contractors and subcontractors, and its or their agents and employees may at all reasonable times and with at least twenty-four (24) hours notice during the Term of this Lease enter to inspect the Premises and/or may show the Premises and Property to others, provided that such entrance is consistent with Tenant’s or any Subtenant’s security obligations.  In the event of notice of termination of this Lease or during the last three (3) months of the Term, unless Tenant has theretobefore properly exercised any remaining option to extend this Lease, Landlord shall have the right from the date of such notice to display (but not so as to unreasonably obstruct the view thereof or access thereto) the customary “For Rent” sign, and Landlord may show the Premises and all parts thereof to prospective tenants during Normal Business Hours.

(b)           Landlord also reserves the right after reasonable notice of intention to so enter (except that in the event of an emergency, no notice shall be required) to enter the Premises at any time and from time to time to make such repairs, additions, or alterations as it may deem necessary for the safety, improvement, or preservation thereof, or of the Property, but Landlord assumes no obligation to do so, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same.  Landlord shall in no event be liable for any inconvenience, disturbance, loss of business, or other damage to Tenant by reason of the performance by Landlord of any work in, upon, above, under, or outside the Premises, unless such performance materially interferes with Tenant’s or any Subtenant’s business or activities and arises solely from the negligence or willful misconduct of Landlord or Landlord’s agents, servants or employees.  If Tenant shall have vacated or abandoned the Premises, or in the event of an emergency, or if in any other instance after Landlord has given notice of Landlord’s intention to enter, Tenant or Tenant’s agents or employees shall not be personally present to permit an entry into the Premises, then in such event, Landlord and its contractors and subcontractors and its or their agents and employees may enter the same by the use of force or otherwise without rendering Landlord liable therefor, and without in any manner affecting Tenant’s obligations under this Lease.

(c)           If during the last months of the Term, Tenant has vacated the Premises and removed all or substantially all of its personal property, Landlord may immediately enter and alter, renovate, and redecorate the Premises.  The exercise of any such reserved right by Landlord shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises and shall not render Landlord liable in any manner to Tenant or to any other person, nor shall the same constitute any grounds for an abatement of Rent hereunder.

SECTION 30
ASSIGNMENT AND SUBLETTING

(a)           Tenant shall not make or permit an Assignment of this Lease or any interest of Tenant herein, in whole or in part, by operation of law or otherwise, without first obtaining in each and every instance the prior written consent of Landlord, which consent may be withheld at the sole and absolute discretion of Landlord.

(b)           Any consent by Landlord to an Assignment shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent Assignment, including, but not limited to, a subsequent Assignment by any trustee, receiver, liquidator, or personal representative of Tenant.  In the event Tenant executes an agreement to effect an Assignment, such agreement shall provide (i) that the tenant, subtenant or other occupier of space shall take subject to this Lease, (ii) that the occupier shall also fulfill all obligations of Tenant under this Lease as they pertain to the portion of the Premises set forth in the Assignment, and (iii) that with respect to such portion of the Premises, the occupier shall be deemed to be the Tenant under this Lease.

(c)           If this Lease or any interest herein be assigned without Landlord’s prior written consent having been obtained thereto, Landlord may nevertheless collect Rent (including Additional Rent) from the assignee, and apply the net amount collected to the Rents herein reserved.  No such Assignment or collection shall be deemed a waiver of the covenant herein against Assignment by others, or the acceptance of the assignee, as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease.

If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Premises be sublet or used or occupied by others, after having obtained Landlord’s prior written consent thereto, Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner, unless otherwise expressly agreed to by Landlord in writing.

(d)           If Tenant is a corporation and if at any time during the Term of this Lease any part or all of the corporate shares of Tenant, or of a parent corporation of which Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result in a change in the present effective voting control of Tenant or of such parent corporation by the person or persons owing or controlling a majority of the shares of Tenant or of such parent corporation on the date of this Lease, Tenant shall promptly notify Landlord in writing of such change, and such change in voting control shall constitute an Assignment of this Lease for all purposes of this Section; provided, however, that this provision shall not apply in the event that as of the date of this Lease over fifty percent (50%) of the voting power of the Tenant corporation or of such parent corporation is held by fifty (50) or more unrelated shareholders or distributed to such number of unrelated shareholders in a public distribution of securities.

(e)           If Tenant is a partnership and if at any time during the Term of this Lease any person or entity which at the time of the execution of this Lease owns a general partner’s interest ceases to own such general partner’s interest, such cessation of ownership shall constitute an Assignment for all purposes of this Section, and Tenant shall promptly notify Landlord in writing of such change.

(f)            Landlord hereby consents to Tenant’s sublease of the Premises (or the sub-sublease or assignment of any sublease by any Subtenant) to one or more third parties who intend to use the Premises (or a portion thereof) for laboratory space in connection with medical research, biomanufacturing, biotech-related research, or office space in connection with the foregoing.  In addition, Landlord hereby consents to the sublease between Tenant and Osiris Therapeutics, Inc.  As to subleases (or sub-subleases or assignments of subleases by any Subtenant) to third parties not in the medical research, biotech-related research, biomanufacturing or office usage industry, Tenant and Subtenant must first obtain in each and every instance the prior written consent of Landlord for such sublease/assignment/sub-sublease.  As to any and all subleases/assignments/sub-subleases entered into by Tenant or Subtenant (as the case may be) as to all or any portion of the leased Premises, Tenant and Subtenant shall provide in any indemnification, release from liability, defense and/or hold harmless agreements or provisions given by the Subtenants (or other occupant of the space) for the benefit of Tenant or Subtenant (as the case may be), that Landlord, its partners, agents, servants and employees, also be included as benefited, protected or released parties on the same basis as Tenant.  In addition, as to any insurance policies required of any Subtenant (or other occupant of the space) in any and all subleases, should Tenant require that Subtenant’s policy to name Tenant as an additional insured, Tenant shall provide in the sublease that Subtenant’s insurance policy name Landlord as an additional insured on the same basis as Tenant (and likewise Subtenant shall require Sub-subtenant or Assignee to so name Landlord).

SECTION 31
CONDEMNATION

If the whole of the Premises shall be taken by a public or quasi-public authority under the power of eminent domain, condemnation, or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease.

If any part of the Premises shall be so taken or conveyed, and if such partial taking or conveyance shall render the Premises unsuitable for the business of Tenant or any Subtenant in the reasonable opinion of Landlord, then the Term of this Lease shall cease and Terminate as of the date on which possession of the part of the Premises so taken or conveyed is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.  In the event such partial taking or conveyance is not extensive enough to render the Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect except that the Annual Rent shall be reduced in the same proportion that the floor area of the Premises so taken or conveyed bears to such floor area immediately prior to such taking or conveyance, such reduction commencing as of the date Tenant is required to surrender possession of such part of the Premises so taken or conveyed.  Landlord shall promptly restore the Premises, to the extent of condemnation proceeds available for such purpose, as nearly as practicable to a condition comparable to its condition at the time of such condemnation less the part lost in the taking or conveyance, and thereafter Tenant shall promptly make all necessary repairs, restoration, and alterations of Tenant’s fixtures, equipment, and furnishings and shall promptly re-enter the Premises.  For purposes of determining the amount of funds available for restoration of the Premises from the condemnation awarded, said amount will be deemed to be that part of the award which remains after payment of Landlord’s reasonable expenses incurred in recovering the condemnation award and any amounts due to Landlord’s Mortgagee, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Premises.

In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award granted to Landlord as damages or otherwise for such condemnation, and Landlord and Landlord’s Mortgagee are to receive the full amount of such award as their respective interests may appear.

Although all damages awarded to Landlord in the event of any condemnation are to belong to the Landlord and Landlord’s Mortgagee as aforesaid, whether such damages are awarded as full compensation for diminution in value of the leasehold or the fee of the Premises, Tenant shall have the right, to the extent that same shall not diminish the Landlord’s or such Mortgagee’s award to claim, recover from the condemning authority, but not from Landlord or such Mortgagee, such compensation as may be separately awarded or recoverable by Tenant under law, in Tenant’s own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant’s furniture, fixtures, leasehold improvements, and equipment.

SECTION 32
EXECUTION OF ESTOPPEL CERTIFICATE

At any time, and from time to time, upon the written request of either party hereto or any Mortgagee, Tenant, within twenty (20) days of the date of such written request, agrees to execute and deliver to such requesting party, without charge and in a form satisfactory to such requesting party, a written statement:  (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the Term of this Lease; (c) certifying that Tenant is in occupancy of the Premises, and that the Lease is in full force and effect and has not been modified, assigned, subleased, supplemented, or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by the other party have been satisfied and performed except as stated; (e) certifying that the other party is not in default under the Lease and there are no defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by the other party, or stating the defaults, defenses, set-offs, recoupments, and/or counterclaims, claimed by the other party; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which such Rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) containing any other information which Landlord or Tenant or the Mortgagee shall reasonably require.

SECTION 33
NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT

(a)           Tenant agrees: (i) that this Lease is, and all of Tenant’s rights hereunder are and shall always be, subject and subordinate to any Mortgage now existing or hereafter given by

Landlord and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof; and (ii) that if any Landlord’s Mortgagee or if the purchaser at any foreclosure sale or at any sale under a power of sale or assent to decree contained in attorn to, and recognize such Mortgagee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the Term of this Lease, subject to all terms of this Lease; and (iii) that the aforesaid provisions shall be self-operative, and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser.

(b)           Notwithstanding anything to the contrary set forth above, any Landlord’s Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and there upon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and or recording.  In that event, to the extent set forth in such written document, such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and this Lease or memorandum thereof recorded prior to the execution, delivery, and recording of the Mortgage.  Should Landlord or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form satisfactory, to Landlord, the Mortgagee, or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form, within fifteen (15) days of such request.

(c)           Tenant agrees that no Landlord Mortgagee, Landlord Mortgagee-in-possession, or purchaser shall be bound by any payment of Rent made more than thirty (30) days prior to its due date, and any such sum shall be due and payable on the due date.  Tenant further agrees that no Landlord’s Mortgagee, Landlord’s Mortgagee-in-possession, or purchaser shall be responsible for the Security Deposit or other similar funds in respect to this Lease not actually paid to it.

(d)           In the event that Tenant fails to execute and deliver the instruments and documents as provided for in this Section within the time period set forth herein, Tenant does hereby make, constitute, and appoint Landlord or such Mortgagee or purchaser, as the case may be, as Tenant’s attorney-in-fact and in its name, place and stead to do so.  The aforesaid power of attorney is given as security coupled with an interest and is irrevocable.

(e)           So long as no default as set forth in Section 27 has occurred which has continued to exist for such period of time (after notice and cure period, required by this Lease) as would entitle Landlord to terminate this Lease or would cause, without any further action of Landlord, the termination of this Lease, this Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by this Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage (or any other mortgage, deed of trust, security agreement or lien instrument of any type or nature) or, in case Mortgagee (or any secured party or beneficiary under any of the foregoing) takes possession of the Premises pursuant to any provision of the Mortgage.  Upon the request of Tenant, Landlord agrees to use its reasonable efforts to have any Mortgagee execute a document to this effect.

(f)            If Landlord transfers title to the Property, Tenant shall attorn to such transferee, provided that the transferee fully assumes Landlord’s covenants and obligations under this Lease and recognizes Tenant’s right under this Lease, and Tenant shall continue to perform Tenant’s obligations under this Lease.

SECTION 34
SIGNS AND ADVERTISING

Tenant and/or any Subtenant shall not inscribe, paint, affix, or display any sign, notice, or advertisement on any of the windows, doors, walls, or any part of the outside of the Premises and the remainder of the Property without the prior written consent of Landlord.  Any installation of the same shall be under the supervision of Landlord.  Tenant shall have full responsibility to maintain such signs and also to remove such signs at the termination of this Lease and to restore the Building or the Premises to its state before the placing of said signs, reasonable wear and tear excepted.

SECTION 35
RULES AND REGULATIONS

Landlord reserves the right from time to time to adopt and promulgate reasonable rules and regulations applicable to the Building and the Property, and to supplement such rules and regulations, and Tenant agrees to be bound thereby provided the same are not inconsistent with this Lease or any applicable law or regulation.  Notice of such rules and regulations and of any amendment and supplements thereto shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations.  A breach of any of such rules and regulations, whether now existing or hereinafter adopted, shall be deemed a breach of this Lease.  Landlord shall not adopt or promulgate any rules or regulations which materially interfere with Tenant’s or any Subtenant’s use of the Premises.

SECTION 36
PARKING SPACES

Landlord shall make available for Tenant’s and any Subtenant’s non-exclusive use the Parking Spaces free of charge.

At Landlord’s written request, Tenant shall provide Landlord with the license plate number, year, make and model of the automobiles entitled to use the Parking Spaces, and if requested by Landlord, such automobiles shall be identified by stickers provided by Landlord, and only such designated automobiles shall be entitled to use the Parking Spaces.

Except for its obligations to maintain the Common Areas as stated in Section 11, supra, Landlord assumes no responsibility or liability to Tenant or any Subtenant, their agents, servants, invitees, or employees of any kind whatsoever from any cause with respect to the use of the Parking Spaces or other parking spaces, adjoining streets, sidewalks, driveways, property, and passage ways, or the use thereof of anyone entitled to use the area.

SECTION 37
PURCHASE OPTION/RIGHT OF FIRST REFUSAL

(a)           At any time prior to the fourth (4th) anniversary date of the Rental Commencement Date, Tenant and/or any Subtenant shall have the option to purchase the Building and Property from Landlord upon written notice to Landlord subject to the following terms and conditions:

(i)            The purchase price for the Building and Property shall be as follows:

(a)           If the option is exercised on or before June 30, 1996, the sum of Six Million and Sixty-Five Thousand Dollars ($6,065,000.00);

(b)           If the option is exercised after June 30, 1996, but on or before June 30, 1997, the sum of Six Million Three Hundred Sixty-Eight Thousand Two Hundred and Fifty Dollars ($6,368,250.00);

(c)           If the option is exercised after June 30, 1997, but on or before June 30, 1998, the sum of Six Million Six Hundred Eighty-Six Thousand Six Hundred and Sixty-Three Dollars ($6,686,663.00).

(ii)           Settlement for the purchase and sale of the Premises shall be held in a place designated by Tenant and/or Subtenant in Baltimore City and at a time designated by Tenant and/or Subtenant, provided that settlement shall be held within ninety (90) days after exercise of the option by Tenant and/or Subtenant.

(iii)          The Rent shall cease and shall be adjusted as of the date of settlement.  Water rent, real property taxes, and all other public or governmental charges or assessments shall be adjusted as of the date of settlement.

(iv)          At settlement, Landlord shall execute and deliver to Tenant or Subtenant, at Tenant’s or Subtenant’s expense, a fee simple deed containing covenants of special warranty and further assurances, which shall convey good and merchantable title to the Building and Property, subject only to (a) all building, zoning, and applicable ordinances and regulations of governmental authorities having jurisdiction over the Property; (b) all easements, restrictions, rights, agreements, covenants, encumbrances and conditions of record and/or shown on any recorded Plat for the Property; (c) all liens for real property taxes and assessments due and payable following the date of Closing; (d) all existing utility and drainage easements and rights-of-way; (e) all facts and matters which an accurate survey and/or inspection of the Property would show; and (f) all existing leases (other than the present Lease).

(v)           Recordation and transfer taxes shall be paid by the Tenant and/or Subtenant (purchaser).

(vi)          Recording fees shall be paid by the Tenant and/or Subtenant (purchaser).

The purchase option set forth above is subject to termination by Landlord upon thirty (30) days of Landlord giving an Offer Notice (as hereinafter defined) in the event Landlord makes or receives an Acceptable Offer (as hereinafter defined) prior to Tenant and/or Subtenant exercising the above-noted purchase option.  Nevertheless, during such thirty (30) day period Tenant and/or Subtenant shall have the right of first refusal to purchase the Building and Property, or any portion thereof, as hereinafter more fully set forth:

(b)           In the event that (i) Landlord should decide to sell, convey, or transfer the Building and Property, or any portion thereof, and (ii) Landlord should make or receive an offer therefor that Landlord deems satisfactory to it and is satisfactory to a third party (hereinafter referred to as an “Acceptable Offer”), then Landlord shall send to Tenant and any Subtenant a duplicate copy of the Acceptable Offer together with a notice stating that Landlord intends to accept the same (hereinafter referred to as the “Offer Notice”).  Within thirty (30) business days of Landlord’s giving Tenant and any Subtenant an Offer Notice, Tenant and any Subtenant shall have the right to advise Landlord in writing that Tenant and/or any Subtenant desires to purchase the Building and Property, or portion thereof, in accordance with the Acceptable Offer.

(c)           If Tenant or any Subtenant advises Landlord in a timely fashion that it desires to purchase the Building and Property, or portion thereof, in accordance with the Acceptable Offer, Landlord and Tenant or Subtenant shall promptly enter into a contract of sale for the Building and Property, or portion thereof, in accordance with the provisions of the Acceptable Offer; provided that the contract of sale shall provide that the Lease shall terminate as of the day of settlement of the contract of sale, with all Rent payable under this Lease to be adjusted as of such date unless Tenant or Subtenant elects that the sale shall be subject to the terms, covenants, and conditions of this Lease (other than the provisions of this Section 37).

(d)           If Tenant or Subtenant advises Landlord in a timely fashion that it does not desire to purchase the Building and Property, or portion thereof, in accordance with the Acceptable Offer, or if Tenant or Subtenant does not advise Landlord within thirty (30) business days of Landlord’s giving Tenant an Offer Notice that it desires to purchase the Building and Property, or portion thereof, in accordance with the Acceptable Offer, then Landlord shall be free to enter into a contract of sale with a third party on the terms contained in the Acceptable Offer or on terms more favorable to Landlord; provided that settlement thereunder occurs within six (6) months of Landlord’s sending Tenant and Subtenant notice of the Acceptable Offer.

(e)           In the event that Landlord does not consummate the sale of the Building and Property, or portion thereof, in accordance with the Acceptable Offer (or on terms more favorable to Landlord) within six (6) months of Landlord’s giving Tenant and Subtenant notice of the Acceptable Offer, Landlord may not sell, convey, or transfer the Building and Property, or any portion thereof, thereafter without re-offering the same to Tenant and Subtenant in accordance with the provisions of this Section 37.

(f)            In the event that Tenant and/or Subtenant does not exercise its right to purchase the Building and Property, or portion thereof, in accordance with, the provisions of this Section 37 and Landlord sells, conveys, or transfers the Building and Property, or any portion thereof, to another person or entity, such sale shall be subject to the terms, covenants, and conditions of this Lease; provided, however, that the provisions of this Section 37 shall terminate upon any such sale, transfer, or conveyance.

(g)           Tenant’s and/or Subtenant’s rights contained in this Section 37 are not assignable to any other person or entity without the prior written consent of Landlord, which consent can be withheld in the sole and absolute discretion of Landlord.

SECTION 38
EXPANSION

(a)           Provided that this Lease is then in full force and effect, on or before June 30, 1998, Tenant shall have the option to lease the Option Space for the Option Space Rent on and subject to the terms and conditions hereinafter set forth.  Should Tenant desire to lease the Option Space, it must so advise Landlord in writing on or before June 30, 1998 and the lease of the Option Space shall commence sixty (60) days after the date such notice is given to Landlord (or sooner by agreement of the parties).  In the event that Tenant exercises its option to lease the Option Space, as of the day on which the lease of the Option Space commences, the Option Space shall be included within the Premises, the term “Rent” shall include the Option Space Rent, and all of the other terms and conditions of this Lease shall be applicable to the Option Space.  In the event that Tenant does not exercise this expansion option in the time set forth above, Tenant shall have no further rights of expansion to the Option Space.

(b)           Tenant shall have a right of first offer with respect to the leasing of any space which Landlord elects to market for occupancy within the Building not then leased by Tenant under the terms of this Lease (excluding, however, that portion of the second (2nd) floor of the Building, consisting of approximately forty thousand (40,000) square feet, located at the easterly side of the Building and occupied by Belfort Instruments Company as of the Commencement Date, which space may be surrendered to Landlord in the near future, which, Tenant acknowledges, Landlord may market for occupancy after any such surrender, free of any preemptive rights or options in favor of Tenant).  Such right of first offer would be superior to any rights or options which may, at any time after the date hereof, be granted to any party by or on behalf of Landlord, but would be subject and subordinated to any renewal or lease extension rights which may presently be available to any other tenants under current leases (or any lease entered into with respect to the space to be surrendered by Belfort Instruments Company as described above) affecting any of the space in the Building otherwise subject to the right of first offer described in this paragraph.  In the event that Tenant should elect to exercise such right, the space incorporated into the Premises in consequence of such exercise would be governed by all of the terms and conditions of this Lease; provided, however, that the base rent with regard to such space would be those for which such space was marketed by Landlord.  In the event that Tenant waives or declines to exercise its right of first offer as to any space in the Building to be marketed by Landlord for occupancy, Landlord may proceed to offer the same for occupancy by others, provided that Tenant would be entitled to revive its preemptive right to in the event that the terms of any lease or occupancy agreement subsequently offered to a third party in respect of a proposed lease or other offer that Tenant had theretofore waived or declined, should be materially more favorable to the tenant thereunder than those which had been offered to, and declined by, Tenant as provided above.  Tenant’s right to revive its preemptive right as aforesaid shall not apply to proposed leases or occupancy agreements covering space as to which Tenant had theretofore declined to exercise such right which provided for short-term or interim occupancy rights (which for the purposes of this sentence, shall be deemed to include only leases or other occupancy agreements which, giving effect to any renewal or extension terms available to the proposed tenant or occupant in connection therewith, do not provide for a term in excess of five (5) years).  As to any space leased by Landlord to a third party on a long-term lease (greater than five (5) years) which Tenant does not exercise its right of first offer, Tenant’s rights shall terminate as to said space and Tenant shall have no future rights of first offer as to the space.

SECTION 39
ENVIRONMENTAL INDEMNIFICATION/REPRESENTATION

Tenant shall comply with all Environmental Laws in its use of the Premises and Property, including, without limitation, the obligation to obtain and maintain in effect and comply with all requisite permits and reporting and notification requirements.  Tenant hereby agrees that (a) no activity will be conducted on the Property that will produce or cause the release of any Hazardous Materials; (b) the Property will not be used in any manner for the storage of any Hazardous Materials; and (c) except as set forth below, Tenant will not permit any Hazardous Materials to be brought onto the Property, and if so brought or found located thereon, the same shall be immediately removed, at Tenant’s sole cost and expense; all Premises which are subject to any Environmental Requirement; (ii) there are no underground storage tanks (“Tanks”) at the Premises, the Building or the Property as such Tanks are defined pursuant to the Federal Underground Storage Tank Law, as amended (Subtitle I of the Resource Conservation and Recovery Act, P.L. 98-616, 42 U.S.C. Chapter 6991 et seq.) and the regulations promulgated thereunder and any successor or similar statutes, including the Underground Storage Tank Division of the Maryland Department of the Environment; (iii) Landlord has no knowledge of any pre-existing Tanks, if any, or that any pre-existing Tanks have been removed; (iv) the Premises, the Property and the Building are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority pertaining to any applicable federal, state or local environmental law or Environmental Requirement; (v) there are no friable asbestos or any material containing asbestos deemed hazardous by federal and/or state regulations, which have been installed in the Premises, the Property or the Building; and (vi) there are no hazardous substances, hazardous wastes, or other materials that may pose a threat to human health or the environment which have been disposed of or otherwise released or discharged on or to the Premises, the Building or the Property.

SECTION 40
ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Annual Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Annual Rent or Additional Rent due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease, at law or in equity.

SECTION 41
NO PARTNERSHIP

Landlord does not, in any way or for any purpose, become a partner of Tenant in the  conduct of its Business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.  This Lease establishes a relationship solely of landlord and tenant.

SECTION 42
HOLDING OVER

Should Tenant hold over in possession of the Premises after the expiration of this Lease, Tenant shall be deemed to be occupying the Premises from month to month, subject to such occupancy’s being terminated by either party upon at least thirty (30) day’s written notice, at double the Annual Rent and Additional Rent in effect at the expiration of this Lease, all calculated from time to time as though this Lease had continued, and otherwise subject to all of the other terms, covenants, and conditions of this Lease insofar as the same may be applicable to a month-to-month tenancy.  In addition, Tenant shall pay as Additional Rent to Landlord for all damages sustained by reason of Tenant’s retention of possession.  Nothing in this Section 42 excludes Landlord’s right of re-entry or any other right hereunder.

SECTION 43
RECORDATION

Either party may record this Lease without the consent (written or otherwise) of the other party.  Upon the request of either party, the parties agree to execute a short form of this Lease for recording purposes.  If this Lease or a short form thereof is presented to a clerk for record, the costs and taxes imposed upon recordation shall be borne by the party presenting this Lease, or on whose behalf this Lease is presented.  If such a short form of this Lease is recorded, upon the termination of this Lease, Tenant shall upon written request by Landlord, execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises arising from this Lease or otherwise upon the termination hereof, all without cost or expense to Landlord.

SECTION 44
WAIVERS/BROKERAGE COMMISSION

The failure of Landlord to insist for a period of time on strict performance of any one or more of the terms, covenants, or conditions hereof shall not be deemed a wavier of the rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in any term, covenant, or condition hereof.  No waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

The parties hereto agree that no person or entity is entitled to a brokerage commission, finder’s fee or other similar form of compensation in connection with this Lease.  Each party agrees to indemnify, defend and hold the other harmless (including, without limitation reasonable attorneys’ fees) for any such claim made because of its action.

SECTION 45
REMEDIES FOR LANDLORD

Any and all remedies available to Landlord for the enforcement of the provisions of this Lease are cumulative and not exclusive, and Landlord shall be entitled to pursue either the rights enumerated in this Lease or remedies authorized by law, or both.  Tenant shall be liable for any costs or expenses incurred by Landlord in enforcing any terms of this Lease, or in pursuing legal action for the enforcement of Landlord’s rights, including court costs and reasonable attorneys’ fees, in amounts to be affixed by court.

SECTION 46
TABLE OF CONTENTS; CAPTIONS

The Table of Contents and captions appearing in this Lease are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of the Sections of this Lease nor in any way affect this Lease.

SECTION 47
NOTICES

Any and all notices permitted or required to be given hereunder shall be in writing and shall be deemed duly given three (3) days after such notice shall be deposited into the United States mail, if delivery is by postage paid, registered or certified, return receipted mail.

Any notice in any other manner shall be in writing and shall be deemed given when actually received.  Such notice shall be sent to the respective party at the address given in this Lease or to any other address that the respective party may designate by notice delivered pursuant hereto.  Nothing herein contained shall be construed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process.

Landlord agrees that whenever notice is required to be provided to Tenant under Section 27 or Section 28, notice shall also be given by Landlord to:

(a)           MIDFA, whose address is 217 E. Redwood Street, 22nd Floor, Baltimore, Maryland 21202, Attn.: Executive Director.

(b)           Baltimore Development Corporation, whose address is 36 South Charles Street, 16th Floor, Baltimore, Maryland 21202, Attn: President.

(c)           Whiting-Turner Contracting Company, whose address is 300 E. Joppa Road, Towson, Maryland 21204, Attn: Williard Hackerman, President, with an additional copy to Edward L. Wender, Esquire, Venable, Baetjer and Howard, 2 Hopkins Plaza, 1800 Mercantile Bank and Trust Building, Baltimore, Maryland 21201.

SECTION 48
APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, and the parties hereto agree to submit to the jurisdiction of the Courts of the State of Maryland for the resolution of any disputes arising hereunder.

SECTION 49
SUCCESSORS AND INCLUDED PERSONS

All rights, obligations, and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective personal representatives, successors, and assigns of the said parties; and if Tenant shall consist of more than one person or entity, they shall all be bound jointly and severally by the terms, covenants, and conditions herein.  No rights, however, shall inure to the benefit of any personal representative, successor, or assign of Tenant unless the Assignment to such party has been approved by Landlord in writing as provided in Section 30.

In any provision of this Lease involving Landlord’s being defended, released from liability, indemnified, held harmless, or not being deemed to be liable for any action, omission, or circumstance, the term “Landlord” shall include Landlord and Landlord’s contractors and subcontractors and its or their present and future controlling persons, partners, directors, officers, employees, and agents.

In any provision of this Lease involving Tenant’s being defended, released from liability, indemnified, held harmless, or not being deemed to be liable for any action, omission, or circumstance, the term “Tenant” shall include Tenant and Tenant’s contractors and subcontractors and its or their present and future controlling persons, partners, directors, officers, employees, and agents.

SECTION 50
WAIVER OF TRIAL BY JURY

Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease.

SECTION 51
RIGHTS OF AND CLAIMS AGAINST LANDLORD

(a)           Tenant waives all rights to bring any non-mandatory counterclaim in any action brought by Landlord for the non-payment of Rent or any other summary proceeding thereon.

(b)           Except the extent specifically provided herein to the contrary, whenever Landlord’s consent or approval is required to be given under any provisions of this Lease, such consent or approval may be withheld in the sole discretion of Landlord, and Landlord shall not be required to respond to any request for consent or approval within a time period determined by Tenant.  Tenant further waives the right to any claim against Landlord for money damages by reason of any refusal, or delaying by Landlord of any consent, approval, or statement of satisfaction, and in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction, or declaratory judgment to enforce any such requirement.

(c)           All obligations of Landlord hereunder shall be construed as covenants, not conditions.

(d)           Landlord may transfer all or part of its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time.

(e)           Except as specifically set forth herein, Landlord may lease any portion of the Building to others on such terms and for such purposes as Landlord considers appropriate and may terminate or modify leases with others for any portion of the Building without obligation to Tenant and without relieving Tenant of any obligation under this Lease.

(f)            If Tenant obtains a money judgment against Landlord or its successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant’s occupancy of the Premises or Landlord’s ownership of the Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord’s estate in the Property and rents and other revenue generated thereby and not out of any other assets of Landlord, any of its partners, or its successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on Landlord’s estate, subject to any liens antedating such judgment.

(g)           At any time when there is an outstanding Mortgage covering Landlord’s interest in the Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the Mortgagee shall have received written notice of such default and a reasonable time to cure such default after Landlord’s period to cure shall have elapsed.

SECTION 52
CALCULATION OF TIME

In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period to time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or legal holiday.  Unless otherwise provided herein, all notice and other periods expire as of 5:00 p.m. (local time in Maryland) on the last day of the notice or other period.

SECTION 53
SEVERABILITY; REDUCTION OF CHARGES

If the application of any term or provision of this Lease, whether in whole or in part, be held invalid or unenforceable in general or in any instance, the remainder of this Lease shall not be affected by such holding and shall remain fully valid and enforceable.

In the event that any late charge, interest rate, or other payment provided herein exceeds the maximum applicable charge legally allowed, such late charge, interest rate, or other payment shall be reduced to the maximum legal charge, rate, or amount.

SECTION 54
COUNTERPARTS

This Lease may be executed in multiple counterparts or in duplicate, and when so executed by all parties shall constitute one agreement.

SECTION 55
TOTAL AGREEMENT

This Lease contains the entire agreement between the parties and cannot be changed or modified except by a written instrument subsequently executed by the parties hereto.

SECTION 56
NO MERGER

There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm,

corporation or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord’s Mortgagee.

SECTION 57
TIME OF THE ESSENCE/GOOD FAITH AND FAIR DEALING

Time is of the essence in all provisions of this Lease.  Landlord and Tenant acknowledge their dudes to exercise their rights and remedies, and perform their duties in good faith and deal fairly with each other.

SECTION 58
COMMERCIAL PURPOSE

The parties stipulate that the Premises is being leased exclusively for business, commercial, manufacturing, mercantile, or industrial purposes within the meaning of Section 8-110(a) of the Real Property Article of the Annotated Code of Maryland, and that the provisions of Section 8-110(b) of such Article (or any future statute) pertaining to the redemption of reversionary interests under leases shall be inapplicable to this Lease; provided, however, this Section 58 is not intended nor shall it be construed to impair or otherwise effect the purchase option set forth in Section 37 of this Lease.

SECTION 59
ABATEMENT OF RENT RELATING TO UNSUBLEASED SPACE

Notwithstanding anything above to the contrary, during the Original Term only, the parties hereby agree that in the event all or any portion of the Premises becomes vacant, i.e. not under sublease, (but only after the expiration or termination of Tenant’s initial sublease with Osiris Therapeutics, Inc.) the following rental abatements shall apply:

(a)           That Landlord will abate proportionately one (1) month’s rental payment of the Annual Rent due to Landlord for any portion of the leased Premises that becomes vacant.  By way of example, should fifty percent (50%) of the leased Premises become vacant, Landlord shall abate fifty percent (50%) of one (1) month’s rental due from Tenant.

(b)           After such space has remained vacant for longer than thirty (30) days, Landlord shall partially abate the Monthly Installment of Annual Rent payable by Tenant on the vacant space only to an amount equal to sixty percent (60%) of the regular Monthly Installment of Annual Rent due to Landlord had the space not been vacant.  By way of example, should fifty percent (50%) of the leased Premises remain vacant for longer than thirty (30) days, Landlord shall partially abate Tenant’s total Monthly Rental by twenty percent (20%).  By way of further example, should one hundred percent (100%) of the leased Premises remain vacant for longer than thirty (30) days, Landlord shall partially abate Tenant’s total Monthly Rental by forty percent (40%).  The said proportionate partial abatement shall commence with the next Monthly

Installment of Annual Rent and continue on a month-to-month basis until the entire leased premises become fully occupied by one or more Subtenants of Tenant.

SECTION 60
REPAYMENT OF “ABATED” RENT

This Lease provides for a period of “free” rent or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”.  Tenant shall be credited with having paid all of the Abated Rent upon the expiration of the Original Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s material obligations hereunder, including the payment of all Rent (other than Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease.  Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its material obligations under this Lease.  If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession.  In such case, Abated Rent shall be calculated based on the full rent payable under this Lease.

SECTION 61
LIMITATION OF TENANT LIABILITY

Notwithstanding anything above or in this Lease to the contrary, and/or provided that Tenant and Subtenants comply with and maintain all obligations and requirements as set forth in Sections 21, 22 and 23, supra, Landlord agrees that as to any monetary liability of Tenant due to or arising from any breach or default of this Lease, and not covered by any applicable policy of insurance required under Sections 21 and 22, supra, Tenant’s monetary liability under this Lease shall be limited to the maximum amount of Five Hundred Thousand Dollars ($500,000.00).  In the event that Landlord’s monetary claim against Tenant exceeds the amount of Five Hundred Thousand Dollars ($500,000.00) and that because of the limitation set forth herein, Landlord receives less than the full amount of its claim, Tenant does, to the extent permitted by applicable law, hereby grant and convey to Landlord (and further agrees to execute such other and further documents as are necessary in Landlord’s reasonable opinion) any rights and claims Tenant may have against any Subtenant and/or third party which created or caused Landlord’s claim against Tenant to the effect that Landlord shall have subrogation rights to any such claim of Tenant in the amount that Landlord’s claim as aforesaid is reduced by the said limitation granted to Tenant.  By way of example, should Landlord have a claim against Tenant in the amount of Six Hundred Thousand Dollars ($600,000.00) caused by a breach of this Lease by Subtenant, and Tenant’s liability is limited to Five Hundred Thousand Dollars ($500,000.00), Landlord would have subrogation rights from Tenant to pursue any claim Tenant may have against Subtenant in the amount of One Hundred Thousand Dollars ($100,000.00).

SECTION 62
VACATING OF OFFICE SPACE BY THE BELT’S CORPORATION

Notwithstanding any other provision of this Lease to the contrary, Tenant acknowledges that possession of a portion of the Premises, consisting of approximately 7500 square feet of office space currently occupied by The Belt’s Corporation (“Belt’s”), a tenant of Landlord, will not be delivered to Tenant until the earlier of (a) ninety days after the Lease Commencement Date, or (b) the date on which substitute office space for Belt’s (935 S. Wolfe Street and 947 Fell Street) has been completed and is ready for occupancy by issuance of the required use and occupancy permit by Baltimore City.  Neither Belt’s nor Landlord shall be responsible to Tenant or any Subtenant for the payment of rent in respect of the space so occupied (which is referred to herein as the “Belt’s Space”) during the period described in the preceding sentence.

Landlord agrees that regardless of Belt’s continuing occupancy of the Belt’s Space, Landlord shall, and shall cause Belt’s to, cooperate in good faith with Tenant, Osiris, and all contractors engaged in the performance of Tenant’s TI Work and the Osiris Work in order to minimize the effect of Belt’s continuing occupancy of the Belt’s Space on the schedule for the completion of such work.  Landlord shall, and shall cause Belt’s to, permit Tenant and Osiris and their contractors and representatives to enter the Belt’s Space and to perform any and all construction work therein which may be required for the timely completion of the Tenant’s TI Work and the Osiris Work, provided that:  (i) such construction work in the Belt’s Space does not begin prior to forty-five (45) days after the Lease Commencement Date; (ii) any such construction work occurs only on the first floor of the Belt’s Space; (iii) Tenant and Osiris shall provide Landlord with reasonable prior notice of the timing and nature of the work proposed to be performed within the Belt’s Space; (iv) any and all work performed within the Belt’s Space shall be performed in such a way as to permit Belt’s to continue to occupy the Belt’s Space for the conduct of its business without unreasonable interference or disruption; and (v) all work to be performed within the Belt’s Space shall be performed with maximum attention to the safety and security of Belt’s employees, personnel and equipment.  Tenant and Osiris shall consult with Landlord with respect to the scope and nature of any and all work to be performed within the Belt’s Space prior to the performance thereof.  Landlord acknowledges and has advised Belt’s that the nature of the work to be performed within the Belt’s Space may require some temporary interruption of Belt’s normal office routines, and may require the temporary movement of personnel and equipment within the Belt’s Space.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed, under seal, as of the date and year first above written.

ATTEST/WITNESS:	LANDLORD:
SAGA LIMITED PARTNERSHIP

/s/ Illegible	By:	/s/ S. A. Brown, III	(SEAL)
S. A. Brown, III, General Partner

ATTEST/WITNESS:	TENANT:
MARYLAND ECONOMIC DEVELOPMENT CORPORATION

/s/ Illegible	By:	/s/ Hans F. Mayer	(SEAL)
Hans F. Mayer, Executive Director

EXHIBIT “E”

Plans and Specifications Prepared by Gaudreau, Inc.,
Kibart, Inc. and Faissant Associates, Inc.
Dated September 16, 1994

April 6, 1998

Hans F. Mayer, Esquire	Mr. James S. Burns
Executive Director	Chairman and CEO
MEDCO	Osiris Therapeutics, Inc.
36 S. Charles Street, Suite 2410	2001 Aliceanna Street
Baltimore, MD 21201	Baltimore, MD 21231-3043

Re:	Lease Agreement between SAGA Limited
Partnership and MEDCO, dated January 18,
1995 (the “Lease Agreement) and
Sublease Agreement between MEDCO
and Osiris Therapeutics, Inc., with an
effective date of January 18, 1995
(the “Sublease Agreement”)

Gentlemen:

This letter will serve as an amendment to the above-referenced Lease and Sublease Agreements between the respective parties.  In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree to the following:

1.             Any and all options and/or first offer rights granted to Tenant and Sub-Tenant concerning the Option Space, as defined in the Lease Agreement, set forth in Section 38 of the Lease Agreement and Section 23 of the Sublease Agreement, are hereby terminated and extinguished effective immediately.  Accordingly, Tenant and Sub-Tenant shall have no option and/or first offer rights whatsoever to the Option Space.

2.             SAGA Limited Partnership agrees to lease to Maryland Economic Development Corporation (“MEDCO”), and MEDCO agrees to sublease to Osiris Therapeutics, Inc. (“Osiris”) on a month-to-month basis only, beginning April 1, 1998, certain space on the first floor of the building consisting of the agreed-upon square footage of 9,184 sq. ft., as shown on Exhibit A, attached hereto and made a part hereof (the “Temporary Space”).  The Temporary Space shall be subject to all terms and provisions of the Lease Agreement and Sublease Agreement (including Section 3 Rent), except, however, as to the Term, which shall be solely on a month-to-month basis as set forth above.  Any party shall have the right to terminate such month-to-month lease with thirty (30) days prior written notice to the other parties.  The Lease Term of the Original Space (as defined in the Lease Agreement), as well as the Lease Term of the Option Space which Tenant and Sub-Tenant have previously exercised their right of first offer in March, 1997 (consisting of the entire second floor, and a portion of the first floor of the building containing

80,097 square feet), shall not be affected by the terms of this amendment, and shall remain as originally stated in the earlier Lease and Sublease Agreements.

Please re-confirm your agreement to this amendment by signing where indicated below and returning an original, executed copy to the undersigned.  This letter of amendment may be executed in multiple counterparts or in duplicate, and when so executed by all parties, shall constitute one agreement.  Except for the terms of this amendment set forth above, in all other respects, all other terms and provisions of the agreements earlier agreed to by the parties shall remain in full force and effect and are hereby ratified and re-affirmed.

Very truly yours,

SAGA LIMITED PARTNERSHIP

By:	/s/ S.A. Brown, III
S. A. “Skip” Brown, III
General Partner

AGREED and ACCEPTED
this18th_ day of April, 1998		AGREED and ACCEPTED
this15th_ day of APRIL, 1998
MARYLAND ECONOMIC
DEVELOPMENT CORPORATION		OSIRIS THERAPEUTICS, INC.

By:	/s/ Hans F. Mayer
	Hans F. Mayer	By:	/s/ James S. Burns
	Executive Director		James S. Burns
Chairman and CEO

Exhibit A

FIGURE

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT is made this 2nd day of July, 1998, but is effective as of September 1, 1997, by and between SAGA LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as “Landlord”), and MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and constituted as a public instrumentality of the State of Maryland (hereinafter referred to as the “Tenant”).

RECITALS:

WHEREAS, the parties entered into a Lease Agreement dated January 18, 1995; and

WHEREAS, said Lease Agreement provided, inter alia, in Section 38(b) that Tenant shall have the Right of First Offer with respect to the lease of any space which Landlord elects to market for occupancy within the building and not then leased by Tenant under the terms of the original Lease Agreement; and

WHEREAS, Landlord notified Tenant that it intended to market for occupancy 80,097 sq. ft. comprised of the entire second floor of the Building and a portion of the first floor, which had been previously leased to TransTechnology Corporation (the “Right of First Offer Space”); and

WHEREAS, Tenant has notified Landlord of its exercise of its Right of First Offer to lease the said Right of First Offer Space under the terms as set forth as follows; and

WHEREAS, the parties desire to enter into this Amendment to Lease Agreement to incorporate the Right of First Offer Space, which is the subject of Tenant’s election of its Right of First Offer.

NOW, THEREFORE, WITNESSETH, in consideration of the Recitals set forth above, which are incorporated herein and made a part of this Agreement, and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1.             The following subsections of the Lease Agreement are hereby deleted in their entirety and the following substituted in place of the original language:

(a)           SECTION 1.  DEFINITIONS - Annual Rent

“Annual Rent.  As to the Original Space initially leased under the Lease Agreement dated January 18, 1995, the sum of Six Dollars Eighty-Two Cents ($6.82) per square foot per annum, multiplied by 28,878 square feet, being One Hundred Ninety-Six Thousand Nine Hundred Forty-Seven Dollars and Ninety-Six Cents ($196,947.96), per annum, during the first three (3) years of the Original Term and the amount during the remaining years of the Original Term any extension term as set forth in Section 3; and as to the Right of First Offer Space, the sum of Four Dollars Ninety-Five Cents ($4.95) per sq. ft. per annum multiplied by 80,097 sq. ft., being Three Hundred Ninety-Six Thousand Four Hundred Eighty Dollars ($396,480.00) per annum, from September 1, 1997 through June 30, 1998, and the amount during the remaining years of the Original Term and any extension term as set forth in Section 3.”

(b)           SECTION 1. DEFINITIONS - Landlord’s Address

“Landlord’s Address:  949 Fell Street, Baltimore, Maryland 21231, Attn: S.A. Brown, III.”

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(c)           SECTION 1. DEFINITIONS - Monthly Installment of Annual Rent.

“Monthly Installment of Annual Rent.  As Of September 1, 1997, Sixteen Thousand Four Hundred Twelve Dollars Thirty-Three Cents ($16,412.33) for the Original Space initially leased under the Lease Agreement, plus Thirty-Three Thousand Forty Dollars ($33,040.00) for the Right of First Offer Space, for a total of Forty-Nine-Thousand Four Hundred Fifty-Two Dollars Thirty-Three Cents ($49,452.33), being one-twelfth (1/12th) of the Annual Rent due as set forth in Section 3.”

(d)           SECTION 1. DEFINITIONS - Premises.

“Premises.  Beginning  September 1, 1997, being 108,975 sq. ft., comprised of the 28,878 sq. ft. of the first floor of the Building, which is the space initially leased by Tenant hereunder and outlined in Exhibit C (hereinafter called the “Original Space”); as increased by the Right of First Offer Space, consisting of 80,097 sq. ft.; and which may be further increased from time to time by the incorporation of the Option Space and/or any additional space leased by Tenant in accordance with options/rights granted to Tenant.  The actual square footage of any such Option Space shall be measured in accordance with the suburban industrial standard as commonly used by commercial real estate brokers and developers in the Baltimore metropolitan area which reflect single-tenant, direct entry use of the premises (such standard incorporating the measurement of all outside wall

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dimensions, as well as dedicated loading areas), and the parties hereto agree to execute confirmatory statements (in the event the square footage increases due to Tenant’s exercise of any option rights contained herein) to record in writing the actual square footage contained in the leased Premises.”

(e)           SECTION 1. DEFINITIONS - Rental Commencement Date.

“Rental Commencement Date.  As to the Original Space, July 1, 1995; and as to the Right of First Offer Space, September 1, 1997.”

(f)            SECTION 1. DEFINITIONS - Tenant’s Pro Rata Share.

“Tenant’s Pro Rata Share.  The percentage equivalent to a fraction having as its numerator the number of net rentable square feet in the Premises and the denominator of which is the number of square feet of net rentable floor space in the Building, being 58.89% as of September 1, 1997.”

2.             The following new subsection is to be added to the Lease Agreement in Section 1, Definitions:

“Right of First Offer Space.  Beginning September 1, 1997, 80,097 square feet of space within the Building, which incorporates the entire second floor of the Building, and a portion of the first floor, previously leased in its entirety by TransTechnology Corporation, and outlined on the attached Exhibit G, which is incorporated herein and made a part of this Agreement.”

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3.             The following Section is to be amended and modified by the addition (but not substitution) of the following at the end of the present Section:

“SECTION 3. RENT.  …Tenant shall begin paying Rent on the Right of First Offer Space on September 1, 1997, and shall pay the monthly installments of Annual Rent in advance on the first day of each month for the Term of this Lease; and (as specifically set forth herein, including Section 60) without deduction, set off, recoupment, counterclaim, or demand, at Landlord’s address or at such other place as shall be designated in writing by Landlord.  Commencing July 1, 1998, and every year thereafter, during the Original Term and any extension term of this Lease, the Annual Rent for the Right of First Offer Space shall be increased by three and one-half percent (3.5%) per annum.  Accordingly the Annual Rent for the Right of First Offer Space shall be increased as follows:

Increase Date	Annual Rent
July 1, 1998	$410,356.80
July 1, 1999	$424,719.24
July 1, 2000	$439,584.48
July 1, 2001	$454,969.92
July 1, 2002	$470,893.80

and so forth, increasing at three and one-half percent (3.5%) per annum.”

4.             The third paragraph of Section 39 is hereby deleted in its entirety and the following substituted in place of the original language:

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Notwithstanding anything above to the contrary, Landlord shall permit Tenant or any Subtenant to bring into the Premises, store and use such Hazardous Materials as are essential to the operation of such Tenant’s or Subtenant’s business so long as such business constitutes a permitted use of the Premises, provided, however, that such Hazardous Materials are normally and customarily used in similar businesses; that Tenant or such Subtenant maintains a record of all material safety data sheets for any such material used or located at the Premises, which would be available for inspection by Landlord at any time during normal business hours; annually, on the anniversary of the Rental Commencement Date, Tenant or such Subtenant shall provide Landlord with copies of all such material safety data sheets for Hazardous Materials then used or kept at the Premises; that Tenant or any Subtenant only bring into the Premises and store such quantities of any Hazardous Material as are necessary for Tenant’s or such Subtenant’s business activities; that Tenant or Such Subtenant provide written notification in advance to Landlord of any Hazardous Materials which Tenant or Such Subtenant proposes to store on site in excess of two (2) gallons of each such material so that Landlord may confirm with the applicable insurer(s) that such storage shall not be in violation of the applicable insurance policies; that Tenant and Such Subtenant comply with all requirements of Landlord’s insurer(s) regarding handling and storage of such Hazardous Materials; that Tenant and Such Subtenant comply with all Environmental Laws with regard to any such Hazardous Materials; and that Tenant and Such Subtenant agree never to dispose of any such Hazardous Material on the Premises, Building and/or Property or adjacent property and that Tenant and Such Subtenant agree to properly dispose of any such Hazardous Materials off-site in accordance and compliance with all Environmental Laws.  Further, if Tenant or Such Subtenant breaches the foregoing, Tenant or Such Subtenant shall give Landlord written notice of such breach and shall immediately undertake remedial action in accordance with applicable Environmental Laws.

5.             The following section of the Lease Agreement is hereby deleted in its entirety and the following substituted in place of the original language:

SECTION 38

EXPANSION OPTION

Pursuant to a separate agreement, Subtenant and Tenant have relinquished the option described in Section 38(a) of the Master Lease to lease the “Option Space,” as defined in the Master Lease, and the right of first offer described in Section 38(b) of the Master Lease.  In the event that Subtenant, Tenant and Landlord agree in writing that Subtenant and Tenant may lease additional space in the Building (the “Expansion Premises”), such space shall be leased on the same terms and conditions as the Original Space (except for the rental for such space).

6.             All other terms and provisions of the original Lease Agreement dated January 18, 1995, shall apply to the Right of First Offer Space being leased by Tenant beginning September 1, 1997, and the parties to this Amendment to Lease Agreement hereby re-allege and re-affirm all provisions of the said original Lease Agreement dated January 18, 1995, except as amended herein.

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7.             Landlord hereby consents to the Amended and Restated Sublease Agreement of or about even date herewith between Tenant and Osiris Therapeutics, Inc. in accordance with Section 30 of the original Lease Agreement.

8.             This Amendment to Lease Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to Lease Agreement to be executed, under seal, as of the date and year first above written.

WITNESS/ATTEST:	LANDLORD: SAGA LIMITED PARTNERSHIP

	By:		(SEAL)
S.A. Brown, III, General Partner

WITNESS/ATTEST:	TENANT: MARYLAND: ECONOMIC DEVELOPMENT CORPORATION

/s/ Charlotte B. Trainor	By:	/s/ Hans F. Mayer	(SEAL)
Hans F. Mayer, Executive Director

The undersigned hereby consents to this Amendment of Lease per Section 14 of the Sublease effective January 18, 1995.

Subtenant:
OSIRIS THERAPEUTICS, INC.

By:	/s/ James S. Burns	(SEAL)
James S. Burns,
President and Chief Executive Officer

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FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE (this “Amendment”) is made as of the 30 day of June, 1998, by and between ARE-2001 ALICEANNA STREET, LLC, a Delaware limited liability company (“Landlord”) and MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and constituted as a public instrumentality of the State of Maryland (“Tenant”).

INTRODUCTION

A.            SAGA Limited Partnership (“Original Landlord”) and Tenant entered into a Lease Agreement, dated as of January 18, 1995 (the “Original Lease”), whereby Tenant agreed to lease from Original Landlord approximately 28,878 square feet of Space (the “Original Premises”) in the building (the “Building”) known as 2001 Aliceanna Street, Baltimore, Maryland.

B.            Original Landlord and Tenant entered into a letter agreement, dated March 5, 1997 (the “First Amendment”), whereby Tenant agreed to lease from Original Landlord approximately 80,097 square feet of space in the Building.

C.            Original Landlord and Tenant entered into a letter agreement, dated April 6, 1998 (the “Second Amendment”), whereby Tenant agreed to lease from Original Landlord approximately 9,184 square feet of space in the Building.

D.            Original Landlord and Tenant entered into an Amendment to Lease Agreement, dated June 30, 1998 (but effective as of September 1, 1997) (the “Third Amendment”) which formalized the First Amendment.

E.             Landlord intends to purchase the Building from Original Landlord.

F.             The Original Lease, the First Amendment, the Second Amendment
and the Third Amendment are herein collectively referred to as the “Lease”.

G.            Landlord and Tenant now desire to further amend the Lease.

NOW, THEREFORE, in consideration of the covenants of the parties herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Capitalized Terms.  All capitalized terms in this Amendment shall have the same meanings as those set forth in the Lease, unless specifically set forth otherwise in this Amendment.

2.             Definitions.  The following definitions contained in Section 1 of the Lease shall be, and hereby are, amended to read as follows:

“Annual Rent:  The sum of $5.50 per square foot per annum multiplied by 118,159, subject to increases pursuant to Section 3 and Section 65.”

“Extension Terms: (a) a period of five (5) years commencing upon the expiration of the Original Term (“First Extension Term”), (b) a period of five (5) years commencing upon expiration of the First Extension Term (the “Second Extension Term”); and (c) a period of five (5) years commencing upon expiration of the Second Extension Term (the “Third Extension Term”).

“Landlord:  ARE-2001 Aliceanna Street, LLC, a Delaware limited liability company.”

“Landlord’s Address: 135 N. Robles Avenue, Suite 250, Pasadena, CA 91101, Attn: Corporate Secretary, with a copy to: 11440 West Bernardo Court, Suite 170, San Diego, CA 92127, Attn: Gary A. Kreitzer, Esq.”

“Landlord’s Telecopier Number: (626) 578-0770.”

“Monthly Installment of Annual Rent: $54,156.21, being one-twelfth (1/12th) of the Annual Rent.”

“Mortgage:  Any mortgage, deed of trust, ground lease or security agreement, affecting the Property, or any part thereof, at any time.”

“Original Term: Commencing on the Effective Date (as such term is hereinafter defined) and expiring on the last day of the month during which the tenth (10th) anniversary of the Effective Date occurs.”

“Parking Spaces: Eighty nine (89) parking spaces within the cross-hatched area shown on Exhibit B shall be made available by Landlord for Tenant’s and any Subtenant’s non-exclusive use.”

“Premises: 118,159 square feet, more or less, within the Building, which is the space to be leased by Tenant hereunder and outlined in Exhibit C.”

“Property: All those tracts or parcels of land described in Exhibit D.”

“Tenant’s Address: 36 South Charles Street, Suite 2410, Baltimore, Maryland 21201, Attn: Hans F. Meyer, Executive Director.”

“Tenant’s Pro Rata Share: The percentage equivalent to a fraction having as its numerator the number of net rentable square feet in the Premises and its denominator the number of square feet of net rentable floor space in the Building, being sixty four and two-tenths percent (64.2%).”

The defined term “Option Space” contained in Section 1 of the Lease shall be, and hereby is, deleted in its entirety.  References in the Lease to such term shall be, and hereby are, deleted.

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The following definition shall be, and hereby is, added to Section 1 of the Lease:

Effective Date:  The date of the closing of the purchase of the Building by Landlord from Original Landlord.

3.             Section 3 of the Lease shall be, and hereby is, amended to read as follows:

“Tenant shall begin paying rent on the first day of the calendar month following the month during which the Effective Date occurs.  Monthly Installments of Annual Rent shall be paid in advance on the first day of each month during the Term of this Lease; and (except as specifically set forth herein including Section 60) without deduction, set-off, recoupment, counterclaim, or demand, at Landlord’s Address or at such other place as shall be designated in writing by Landlord.  If the rental payments shall commence or end on a day other than the first day of a month, the Monthly Installments of Annual Rent for any such partial month of the Term shall be prorated on a per diem basis.”

“During the first year of this Lease from the Effective Date, the Annual Rent for the Premises shall be the sum of $649,874.50, payable in equal monthly installments.”

“The Annual Rent shall be adjusted on the first anniversary of the Effective Date and on each subsequent anniversary of such date every year thereafter during the Term (each, a “Rent Adjustment Date”).  On every Rent Adjustment Date, Annual Rent shall be increased by an amount equal to two and one-half percent (22%) of the Annual Rent payable immediately preceding the applicable Rent Adjustment Date.”

4.             Section 4 of the Lease shall be, and hereby is, amended to read as follows:

“In the event that any Monthly Installment of Annual Rent or Additional Rent shall be past due for more than ten (10) days, Tenant shall pay to Landlord as Additional Rent a late charge equal to three percent (3%) of the unpaid Rent, or, if less, the highest rate permitted by law.  The late charge imposed under this Section 4 is not a penalty and has been agreed to by Landlord and Tenant as necessary to compensate Landlord for its additional costs associated with late payment.  In the event that a payment of Additional Rent shall remain unpaid for more than fifteen (15) days, Tenant shall pay to Landlord, as Additional Rent, interest on the amount of such unpaid Additional Rent at the rate of nine and one half percent (92%) per annum from the date such Additional Rent was initially due to the date of payment thereof.”

5.             Section 7 of the Lease shall be, and hereby is, amended to read as follows:

“Upon the expiration of the Original Term, and provided Tenant is not then in default under any material term, covenant, or condition (or if

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so, such default is cured prior to the expiration of any applicable grace period), Tenant shall have three (3) separate successive options to extend this Lease, each for an Extension Term of five (5) years, provided that Tenant gives Landlord at least one year’s prior written notice of its exercise of each such option.  In the event that Tenant exercises its option as to any Extension Term, all provisions of this Lease shall apply during such Extension Term.”

6.             Section 11 of the Lease shall be, and hereby is, amended to read as follows:

“SECTION 11”

“COMMON AREAS AND OPERATING EXPENSES”

“In addition to the use of the Premises, Tenant, any Subtenant, and its and their employees, customers, agents and business invitees shall have the right to use the Common Areas in common with Landlord and other tenants of the Building, their employees, customers, agents and business visitors.  Tenant shall not obstruct, or permit any Subtenant to obstruct, the Common Areas or use them, or permit any Subtenant to use them, for any purpose other than their customary or intended purposes.”

“All Common Areas shall be subject to the exclusive control of Landlord.  Landlord shall operate, manage and maintain the Common Areas in good order, condition and repair and shall maintain the Property in a manner consistent with the operation of comparable office/laboratory facilities in metropolitan Baltimore and Landlord shall have the sole right and exclusive authority to employ and discharge all personnel with respect thereto.”

“Landlord hereby expressly reserves the right but not the obligation to maintain security for the Common Areas; to change the size, area, level, location, and arrangement of the Common Areas, provided the Common Areas as reconfigured are comparable to the Common Area as now existing and such reconfiguration does not interfere with the conduct of Tenant’s business; to close temporarily all or any portion of the Common Areas for the purpose of making repairs, changes, or alterations thereto or performing necessary maintenance in connection with any emergency or for any other purpose whatsoever, whether such purpose is similar or dissimilar to the foregoing, provided that any such closing shall be for the shortest possible time and provided that reasonable access to and from the Premises and a public way shall be available at all times.”

“Tenant shall remove, or cause to be removed, all litter, debris, waste and trash (which do not constitute medical waste or are not subject to any Environmental Requirement) from the Premises.  Landlord shall

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provide and be responsible for the removal of litter, debris, waste and trash from the Common Areas.”

“With regard to litter, debris, waste and trash which constitute medical waste or are subject to any Environmental Requirement, Tenant shall remove, or cause to be removed, the same from the Premises by an individual or entity licensed to remove such items.  The costs and expenses for the removal of such items noted in this paragraph shall be borne by Tenant or the applicable Subtenant.”

“As used herein, the term “Operating Expenses” shall include all reasonable costs of any kind paid or incurred by Landlord in connection with the operation and maintenance of the Building and the Property including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to the Building or the other improvements within the Property as appropriate to maintain the Building or the Property as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscape and grounds; maintenance of drives and parking areas; security services and devices; building supplies; maintenance for and replacement of equipment utilized for operation and maintenance of the building; license, permit and inspection fees; sales; use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Property and Building systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Building and the Property; accounting legal and other professional fees and expenses incurred in connection with the operation, maintenance and repair of the Building and the Property, cost of landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas, capital expenditures, costs of complying with any applicable laws or hazardous waste remediation rules or regulations, costs of insurance, including, without limitation, environmental and earthquake insurance, service contracts, costs of services of independent contractors retained to do work of the nature or type herein referenced, and costs of compensation (including employment taxes and fringe benefits) to the extent equitably allocable to the Building and the Property of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Building and the Property, its equipment, adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which fee for property management services shall be reasonable and may not exceed three percent (3%) of the gross rents of the Building.”

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“Operating Expenses shall be determined in accordance with generally accepted accounting principles.  Operating Expenses shall be appropriate for the prudent management, operation, maintenance, servicing and repair of the Building and the Property and shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building and the Property.  If Landlord charges a user fee for use of a building amenity or facility, then Operating Expenses shall be deemed reduced by the amount of such fees.  Landlord shall equitably prorate bills for services rendered to the Building and to any other property owned by Landlord.”

“The following costs and expenses shall be excluded from Operating Expenses:

(a)               Any costs incurred in connection with procuring additional tenants or subtenants, including those costs involved in negotiating or enforcing any leases or subleases, improving or altering any space for such parties occupancy or performing any structural work in connection therewith; or

(b)              Any costs for which Landlord is entitled to reimbursement from other tenants or occupants of the Property.”

“Within thirty (30) days after the Effective Date Landlord shall provide to Tenant Landlord’s estimate of the monthly amount of Tenant’s Pro Rata Share of Operating Expenses for the balance of calendar year 1998.  Thereafter, prior to the commencement of each calendar year during the Term, Landlord shall provide to Tenant Landlord’s estimate of the monthly amount of Tenant’s Pro Rata Share of Operating Expenses for the following calendar year.  Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses for such month.”

“Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year (“Annual Statement”), prepared in accordance with the terms of this Lease which are applicable to the preparation of such Annual Statement and certified to be correct by a responsible representative of Landlord.  Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after Landlord provides Tenant with notice thereof.  If the amounts paid by Tenant exceed Tenant’s Pro Rata Share of Operating Expenses for the

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previous calendar year, Landlord shall, at Tenant’s option, either (i) credit the excess amount to the next succeeding installments of estimated Additional Rent, or (ii) pay the excess to Tenant within thirty (30) days after delivery of such statements.  Any amount due under this Section for any period which is less than a full month shall be prorated (based on a thirty (30) day month) for such fractional month.”

“Landlord’s Annual Statement shall be final and binding upon Tenant unless Tenant, within six (6) months after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  At Tenant’s request, Landlord will provide Tenant with access to Landlord’s books and records relating to the calculation of Operating Expenses or any other Additional Rent or other charges paid by Tenant hereunder.  In the event that after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord’s books and records for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, Landlord shall at Tenant’s option either (1) credit the excess amount to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement.  In addition, any inspection or audit that discloses that annual Operating Expenses have been overstated by more than five percent (5%) shall be at Landlord’s expense.  If the Independent Review shows that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.”

“The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is otherwise defined as an Operating Expense pursuant to the terms of this Lease.”

7.             Section 37 of the Lease shall be, and hereby is, deleted in its entirety.

8.             There shall be, and hereby is, added to the lease the following new Sections:

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“SECTION 63”

“SECURITY DEPOSIT”

“Tenant has caused Osiris Therapeutics, Inc.  (“Osiris”) to deposit with Landlord the sum of One Hundred Fifty Thousand Dollars ($150,000) (the “Security Deposit”), which Security Deposit shall be held by Landlord as security for the performance by Osiris of all of the terms, covenants, and conditions of that certain Second Amended and Restated Sublease Agreement, dated as of even date herewith, between Tenant and Osiris (the “Sublease”) to be kept and performed by Osiris during the Term.  If Tenant is in default under this Lease due to the default by Osiris under the Sublease to Osiris, after the expiration of all applicable notice and cure periods, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, cause Osiris to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep the Security Deposit separate from its general fund, and Osiris shall not be entitled to any interest on the Security Deposit.  In lieu of cash, Tenant may permit Osiris to deposit with Landlord, at any time and from time to time, a letter of credit in the amount of One Hundred Fifty Thousand Dollars ($150,000).  Any such letter of credit shall constitute the Security Deposit.  Any letter of credit so deposited shall be an irrevocable, unconditional “clean” letter of credit having a term of not less than two (2) years and issued by a financial institution acceptable to Landlord in its sole and absolute discretion.  In the event that Landlord has not received a replacement letter of credit on or before the date that is 45 days prior to the expiration date of the letter of credit then held by Landlord, Landlord shall have the right to draw upon the letter of credit and retain the cash proceeds as the Security Deposit.  If Landlord draws upon the letter of credit for any purpose permitted pursuant to this Section 63, except for the conversion of the Security Deposit from the letter of credit to cash as described above, Tenant shall, upon demand by Landlord, cause Osiris to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.”

“Landlord may deliver the Security Deposit to any purchaser of Landlord’s interest in the Premises provided that Landlord obtains such purchaser’s written agreement to be bound by Landlord’s obligations under this Lease from and after the date of the transfer of Landlord’s interest in the Premises and provides a copy of such written agreement to Tenant and Osiris.  Upon fulfilling such conditions, Landlord shall be

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discharged from any further liability with respect to the Security Deposit.  This provision shall also apply to any subsequent transfers.”

“The Security Deposit, or any balance thereof, shall be returned to Osiris within thirty (30) days after the expiration or earlier termination of the Sublease.”

“SECTION 64”

“TEMPORARY PREMISES”

“Landlord hereby leases to Tenant and Tenant hereby hires from Landlord 29,000 rentable square feet of space on the first floor of the Building, as shown on Exhibit I attached hereto and made a part hereof (the “Temporary Premises”) for a term commencing on the Effective Date and expiring on the last day of the month during which the first anniversary of the Effective Date occurs.  Rent for the Temporary Premises shall be at the rate of One Hundred Forty Five Thousand Dollars ($145,000) per annum, payable, in advance, in equal monthly installments on the first day of each calendar month, except that rent for the period from the Effective Date through the last day of the month during which the Effective Date occurs shall be paid within three (3) days following the Effective Date.  Tenant shall accept the Temporary Premises in its “as is” condition as of the date hereof, subject to reasonable wear and tear between the date hereof and the Effective Date.  Landlord shall pay to Tenant, as a tenant improvement allowance, the sum of One Hundred Forty Five Thousand Dollars ($145,000) payable in twelve (12) equal monthly installments on the first day of each calendar month commencing on the first day of the calendar month following the calendar month during which the Effective Date occurs.  If and to the extent that Landlord fails to pay to Tenant any portion of the tenant improvement allowance payable pursuant to this Section 64, Tenant shall have the right to offset such unpaid tenant improvement allowance against rent for the Temporary Premises.  Landlord shall have the right at any time to terminate the lease of the Temporary Space, any such termination to be effective as of the last day of the month during which Landlord elects to so terminate.  Upon such termination, Landlord shall not have any obligation to make payments to Tenant of the tenant improvement allowance in respect of the Temporary Space thereafter becoming due and Tenant shall not have any obligation to make payments to Landlord of rent in respect of the Temporary Space thereafter becoming due.  Tenant shall not have any obligation to pay Operating Expenses in respect of the Temporary Space.  Except to the extent otherwise specifically provided in this Section 64, the leasing of the Temporary Space is upon the same terms, covenants and conditions as are set forth in this Lease.”

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“SECTION 65”

“OPTIONAL ALLOWANCE”

“At the request of Osiris, Landlord shall contribute up to Eight Million Dollars ($8,000,000) (the “Optional Allowance”) toward the costs and expenses incurred in connection with the performance of Tenant TI Work in the Premises which may be performed by Osiris after the Effective Date and prior to the second anniversary of the Effective Date (the “Optional Allowance Period”).  In the event that Osiris has not used the entire Optional Allowance prior to the second anniversary of the Effective Date, if Osiris extends the term of the Sublease and Tenant extends the Original Term of this Lease (each for an additional period of five (5) years) prior to the second anniversary of the Effective Date, Osiris shall have the right to receive advances of the unused portion of the Optional Allowance to pay the costs and expenses incurred in connection with the performance of Tenant TI Work in the Premises performed by Osiris prior to the third anniversary of the Effective Date and the “Optional Allowance Period” shall be extended to such third anniversary.  The rental rate in respect of the Premises shall be increased by $0.13 per annum for each one dollar of the Optional Allowance paid by Landlord to Osiris commencing upon the date of each such advance.  In the event that Tenant desires to have Landlord advance all or any portion of the Optional Allowance, Osiris shall give no less than ninety (90) days prior notice to Landlord on or before the second anniversary of the Effective Date which notice shall set forth the amount Tenant desires to have advanced.  Between the second and fifth anniversaries of the Effective Date, Landlord shall use its best efforts to make available to Osiris any undisbursed portion of the Optional Allowance.  The work to be paid for through the Optional Allowance shall be performed, and advances of the Optional Allowance shall be disbursed, in accordance with the applicable provisions of this Lease including Section 12, Section 25, Section 26 and this Section 65.”

“Landlord shall be paid by Osiris for monitoring and inspecting Tenant TI Work an amount equal to three percent (3%) of the cost of the Tenant TI Work, which sum shall be deducted from the Optional Allowance.  Notwithstanding the provisions of the immediately preceding sentence, in no event shall Landlord’s fee for monitoring and inspecting Tenant TI Work exceed $50,000 for any individual project.  An “individual project” shall mean a project for which there is an approved project budget.  The Optional Allowance may be used for the payment of construction costs and expenses, including, without limitation, laboratory improvements, fixtures, building permits and fees, architectural, engineering, design and consulting fees.  The Optional Allowance shall in no event be used to purchase any furniture, personal property or other non-building systems or equipment.  Landlord shall not have any obligation to

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advance to Osiris any portion of the Optional Allowance until Landlord shall have reasonably approved the project budget for the Tenant TI Work.  Prior to approval of the project budget Osiris shall pay all of the costs and expenses incurred in connection with the Tenant TI Work.  Following approval of the project budget, Osiris shall have the right to be reimbursed for costs and expenses paid by Osiris prior to budget approval.  In the event that the approved project budget is greater than the Optional Allowance, Landlord’s advances against the Optional Allowance shall be in an amount equal to Landlord’s pro rata portion of requested amounts.”

“Prior to the commencement of the Tenant TI Work, Osiris shall submit to Landlord, for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), a list of project managers, contractors and/or subcontractors who will perform the Tenant TI Work.  Landlord shall give Osiris notice of its approval or disapproval within seven (7) business days after Landlord’s receipt of Osiris’ list.  Landlord hereby approves The Whiting Turning Contracting Company, as Osiris’ general contractor (“Tenant’s Contractor”).  Landlord may require that Tenant’s Contractor provide a performance and payment bond in industry standard form.  For all major subcontracts, Tenant’s Contractor shall be required to provide to Osiris at least two (2) competitive bids.”

“Upon submission by Osiris to Landlord of a statement (“Advance Request”) setting forth the amount requested and a reasonably detailed summary of the work performed (which shall be satisfied by a copy of an AIA standard form Application for Payment (G702) executed by Tenant’s Contractor and by Tenant’s architect) accompanied by lien releases from Tenant’s Contractor and the subcontractors in respect of the prior advance, Landlord, within five (5) business days following receipt by Landlord of the Advance Request and the accompanying materials, shall advance to Osiris such amount as Landlord shall reasonably determine to be due in accordance with the Advance Request and the accompanying statements.  Tenant may submit Advance Requests not more than two times per thirty (30) day period.”

“If the entire Optional Allowance is not applied toward the costs of the Tenant TI Work during the Optional Allowance Period, Osiris shall not receive a credit of such unused portion of the Optional Allowance.”

“The Tenant TI Work shall be “complete(d)” at such time as Osiris shall (1) furnish evidence satisfactory to Landlord that all of the Tenant TI Work has been completed and paid for in full (which may be evidenced by Tenant’s architect’s Certificate of Substantial Completion and Tenant’s Contractor’s and subcontractor’s final waivers and releases of liens) (and such work has been approved by Landlord); that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or

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waived and that no security interests relating thereto are outstanding; (2) furnish to Landlord copies of all certifications and approvals with respect to the Tenant TI Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises; (3) furnish to Landlord evidence of the insurance required by the Lease; and (4) furnish a statement from Tenant’s architect certifying that all work performed in the Premises is in substantial accordance with the plans and specifications therefor approved by Landlord.”

“Landlord shall have the opportunity to inspect the Premises upon notification that the Tenant TI Work is complete to, among other things, confirm that the Tenant TI Work is in conformance with the plans and specifications.  In the event that Landlord shall notify Osiris of any construction defect in the Premises discovered by Landlord, Osiris shall use reasonable efforts to cause Tenant’s Contractor to remedy any such construction defect within ninety (90) days thereafter.  Notwithstanding the foregoing, Osiris shall not be in default if, by the nature of such defect, more than ninety (90) days are required to correct and remedy such construction defect and Osiris commences its remedial action within such ninety (90) day period and thereafter diligently and continuously prosecutes such curative and remedial action to completion.”

“Any approval or consent by Landlord of the Tenant TI Work shall in no way obligate Landlord in any manner whatsoever in respect of the finished product designed and/or constructed by Osiris.  Any deficiency in design or construction of the Tenant TI Work, although the same has prior approval of Landlord, shall be solely the responsibility of Osiris.  All materials and equipment furnished by Osiris shall be new or “like-new”.  All work shall be performed in a first-class workmanlike manner.”

“This Section 65 is made and entered into for the benefit of Osiris, and Osiris shall be a direct third party beneficiary of, and shall have the right to make direct claims against Landlord under, the terms and provisions of this Section 65.”

9.             Exhibits B, C and D attached hereto shall be, and hereby are, substituted for Exhibits B, C and D attached to the Lease.

10.           The Lease, as amended hereby, is in full force and effect.  Tenant hereby certifies that (a) all conditions and agreements under the Lease to be satisfied or performed by Landlord through the date hereof have been satisfied and performed; (b) Landlord is not in default under the Lease and there are no defenses setoffs, recoupments or counterclaims against the enforcement of this Lease by Landlord; and (c) Rent has been paid through the last day of June, 1998.

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11.           Each party hereby reaffirms and agrees to be bound by the covenants, promises, representations and agreements set forth in the Lease, as amended hereby.

12.           This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, but all such counterparts shall together constitute one and the same instrument.

13.           This Amendment shall be effective on the Effective Date.  If the Effective Date does not occur by October 31, 1998, this Amendment shall be null and void ab initio.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the date first above written.

LANDLORD:

ARE-2001 ALICEANNA STREET, LLC
By: Alexandria Real Estate Equities, L.P.
By: ARE-QRS Corp.

By:	/s/ Lynn Anne Shapiro
	Name:	Lynn Anne Shapiro
	Title:	Assistant Secretary

TENANT:

MARYLAND ECONOMIC DEVELOPMENT CORPORATION

By:	/s/ Hans F. Mayer
	Name:	Hans F. Mayer
	Title:	Executive Director

The undersigned hereby consents to this Amendment and agrees to the provisions of Sections 63 and 65 of the Lease.

SUBTENANT:

OSIRIS THERAPEUTICS, INC.

By:	/s/ James S. Burns
	Name:	James S. Burns
	Title:	President & CEO

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October 27, 1998

Maryland Economic Development Corporation
36 South Charles Street
Suite 2410
Baltimore, MD  21201

Re:

Fourth Amendment of Lease, dated as of June 30, 1998, between ARE-2001 Aliceanna Street, LLC and Maryland Economic Development Corporation covering a portion of the building known as 2001 Aliceanna Street, Baltimore, MD (the “Amendment”)

Gentlemen:

Reference is hereby made to the Amendment.

This letter will confirm that (a) the reference in the last sentence of paragraph 3 of Section 3 of the Amendment to “22%” should read “2½%” and (b) the reference in the last sentence of Section 4 of the Amendment to “92%” should read “9½%”.

Please confirm the foregoing by signing and returning to the undersigned the enclosed duplicate originals of this letter.

Very truly yours,

ARE-2001 ALICEANNA STREET, LLC

By:	Alexandria Real Estate Equities, L.P.

	By:	ARE-QRS Corp.

	By:	/s/ Lynn Anne Shapiro
		Name:	Lynn Ann Shapiro
		Title:	General Counsel

CONFIRMED:

MARYLAND ECONOMIC DEVELOPMENT
CORPORATION

By:	/s/ Hans F. Mayer
	Name:	Hans F. Meyer
	Title:	Executive Director

SIXTH AMENDMENT TO LEASE

This Sixth Amendment (the “Sixth Amendment”) to Lease is made as of August  26, 2003, by and between ARE-2001 ALICEANNA STREET, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California  91101 (“Landlord”), and MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and constituted as a public instrumentality of the State of Maryland, having an address at 36 South Charles Street, Suite 2410, Baltimore, Maryland  21201 (“Tenant”).

RECITALS

A.            SAGA Limited Partnership (“Original Landlord”) and Tenant entered into a Lease Agreement, dated as of January 18, 1995 (the “Original Lease”), whereby Tenant agreed to lease from Original Landlord approximately 28,878 square feet of Space (the “Original Premises”) in the building (the “Building”) known as 2001 Aliceanna Street, Baltimore, Maryland.

B.            Original Landlord and Tenant entered into a letter agreement, dated March 5, 1997 (the “First Amendment”), whereby Tenant agreed to lease from Original Landlord approximately 80,097 square feet of space in the Building (the “First Expansion Space”).

C.            Original Landlord and Tenant entered into a letter agreement, dated April 6, 1998 (the “Second Amendment”), whereby Tenant agreed to lease from Original Landlord approximately 9,184 square feet of space in the Building (the “Second Expansion Space”, together with the Original Premises and First Expansion Space, is herein collectively, the “Premises”).

D.            Original Landlord and Tenant entered into an Amendment to Lease Agreement, dated June 30, 1998 (but effective as of September 1, 1997) (the “Third Amendment”) which formalized the First Amendment.

E.             Landlord purchased the Building from Original Landlord on June 30, 1998, and contemporaneously therewith, Landlord and Tenant further amended the Original Lease pursuant to that certain Fourth Amendment of Lease, dated as of June 30, 1998, between Landlord and Tenant (the “Fourth Amendment”).

F.             Landlord and Tenant entered into a letter agreement, dated October 27, 1998, (the “Fifth Amendment”) whereby Landlord and Tenant clarified certain provisions of the Fourth Amendment.  The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, is herein collectively, the “Lease”.

G.            Tenant desires to expand the Premises demised under the Lease by adding 8,331 rentable square feet of space in the Building (the “Third Expansion Space”), and Landlord is willing to lease such portion of the Building to Tenant on the terms herein set forth.

H.            Landlord and Tenant desire to amend the Lease to, among other things, add the Third Expansion Space to the Premises demised under the Lease.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.             Premises.  Effective upon full execution hereof by Landlord and Tenant and satisfaction of the conditions precedent set forth in Section 4 below (the “Effective Date”), the Premises demised under the Lease are hereby expanded to include the Third Expansion Space, which Third Expansion Space consists for all purposes of the Lease of 8,331 rentable square feet, as such Third Expansion Space is described on Exhibit A, attached hereto and incorporated herein by this reference.  From and after the Effective Date, the Premises, as expanded by the Third Expansion Space, shall consist of 126,430 rentable square feet.

2.             Rent for Third Expansion Space.  The Annual Rent payable with respect to the Third Expansion Space shall be $5.50 per square foot per annum (as such sum shall be subject to increases pursuant to Section 3 and Section 65 of the Lease), multiplied by 8,331, for a total of $45,820.50 per year.  The Monthly Installment of Annual Rent payable with respect to the Third Expansion Space, shall be $3,818.38, which is equal to one-twelfth of the Annual Rent for such space.

3.             Tenant’s Pro Rata Share.  Tenant’s Pro Rata Share based on the Premises, as expanded by the Third Expansion Space, shall be equal to seventy-four percent (74%).

4.             Osiris Lease.

(a)           Landlord and Tenant hereby recognize and acknowledge that Tenant has sublet all of its right, title and interest in and to the Premises to Osiris Acquisition II, Inc., a Delaware corporation, d/b/a Osiris Therapeutics, Inc. (“Osiris”), pursuant to that certain Second Amended and Restated Sublease Agreement, dated as of June 30, 1998, between Tenant, as sublandlord, and Osiris, as subtenant, as amended pursuant to that certain letter agreement dated as of October 27, 1998, between Tenant and Osiris (the Second Amended and Restated Sublease Agreement, as amended, is herein the “Sublease”) and that under the Sublease, Osiris is obligated to perform all of Tenant’s obligations under the Lease.

(b)           As an express condition to this Sixth Amendment, Tenant will contemporaneously herewith amend the Sublease and obtain the joinder of Osiris to this Sixth Amendment as set forth below.  Landlord hereby consents to Tenant’s sublease of the Third Expansion Space to Osiris, provided that Osiris amends the Sublease to incorporate the terms herein and joins in this Sixth Amendment by the joinder attached to this Sixth Amendment.

(c)           Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to:  (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, as amended hereby, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part, and to any and all advances secured thereby, and to all renewals,

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modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

(d)           Nothing contained herein or in the Sublease shall be construed to:

1.                                       modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease, or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease, and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect; or

2.                                       require Landlord to accept any payments from Osiris on behalf of Tenant, except as expressly provided in paragraph (k) below.

(e)           Tenant is, and shall remain, liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises.

(f)            Osiris does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease, as amended by this Sixth Amendment, to the extent applicable under the Sublease.  Landlord and Osiris each hereby release the other from, and waive their respective rights of recovery against the other for, direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

(g)           Tenant and Osiris agree to each of the terms and conditions of this Sixth Amendment, and upon any conflict between the terms of the Sublease and this Sixth Amendment, the terms of this Sixth Amendment shall control.

(h)           The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including as demised to Osiris by the Sublease) except in accordance with the terms and conditions of the Lease.

(i)            If Landlord terminates the Lease, as amended by this Sixth Amendment, as a result of a default by Tenant thereunder or the Lease, as amended by this Sixth

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Amendment, terminates for any other reason, the Sublease shall automatically terminate concurrently therewith.

(j)            Tenant and Osiris acknowledge and agree that if Tenant or Landlord elects to terminate the Lease, as amended by this Sixth Amendment, pursuant to the terms thereof, or if Landlord and Tenant voluntarily elect to terminate the Lease, as amended by this Sixth Amendment, Landlord shall have no responsibility, liability or obligation to Osiris, and the Sublease shall terminate.

(k)           Upon a default by Tenant under the Lease, as amended by this Sixth Amendment, Landlord may proceed directly against Tenant, Osiris, any guarantors or anyone else liable under the Lease, as amended by this Sixth Amendment, or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.  If Landlord gives notice to Osiris that Tenant is in default under the Lease, Osiris shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease.  The mention herein of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

(l)            Tenant and Osiris agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant and Osiris hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Premises or which would affect Landlord’s status as a real estate investment trust.  Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

5.             Miscellaneous.

(a)           This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)           This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)           This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Sixth Amendment attached thereto.

(d)           Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this

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transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)           Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment.  In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail.  Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

TENANT:

MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and constituted as a public instrumentality of the State of Maryland

By:	/s/ Hans F. Mayer
Its:	Hans F. Mayer
Executive Director

LANDLORD:

ARE-2001 ALICEANNA STREET, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS Corp., a Maryland corporation, general partner

		By:	/s/ Peter J. Nelson
Peter J. Nelson
Senior Vice President and Chief Financial Officer

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JOINDER OF OSIRIS
TO SIXTH AMENDMENT TO LEASE

OSIRIS ACQUISITION II, INC., a Delaware corporation, d/b/a OSIRIS THERAPEUTICS, INC. (“Osiris”), hereby joins in this Sixth Amendment for the benefit of Landlord, hereby represents and warrants to Landlord that: Osiris has had opportunity to review this Sixth Amendment with counsel, and hereby agrees that

A.                                   The modification of the Lease does not in any way release, impair or discharge the obligations of Osiris to Tenant under the Sublease;

B.                                     All references in the Sublease to the Lease will henceforth mean and include the Lease as amended by this Sixth Amendment;

C.                                     The Sublease is hereby amended to incorporate the terms and conditions set forth in this Sixth Amendment; and

D.                                    Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Sublease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

IN WITNESS WHEREOF, Osiris has executed this Joinder of Osiris to Sixth Amendment to Lease as of the   19   day of August, 2003.

OSIRIS ACQUISITION II, INC., a Delaware corporation, d/b/a OSIRIS THERAPEUTICS, INC.

By:	/s/ Donald J. Fallon
Name:	Donald J. Fallon
Title:	VP, Finance & CFO

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Exhibit A (Figure)

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